UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Hewitt Associates, Inc.

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HEWITT ASSOCIATES, INC.

100 Half Day Road

Lincolnshire, Illinois 60069

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 30, 2008

TO THE STOCKHOLDERS OF HEWITT ASSOCIATES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hewitt Associates, Inc., a Delaware corporation (the “Company”), will be held at the Company’s offices at 4 Overlook Point, Lincolnshire, Illinois 60069, on Wednesday, January 30, 2008 at 9:00 a.m. Central time for the following purposes:

1.	To elect four Class III Directors, each to serve for a term of three years or until his or her successor is duly elected and qualified to hold office.

2.	To approve the Amended and Restated Global Stock and Incentive Compensation Plan.

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent public accountants for the Company’s fiscal year ending September 30, 2008.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors (the “Board”) has fixed the close of business on December 3, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy in the return envelope (which is postage prepaid if mailed in the United States) or vote your proxy via telephone or internet as promptly as possible in order to ensure your representation at the Annual Meeting. If you attend the Annual Meeting you may revoke your proxy and vote in person. Please note, however, that if your shares of record are held by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you will not be permitted to vote in person at the Annual Meeting unless you first obtain a proxy issued in your name from the record holder. If you wish to attend the Annual Meeting, please present proof of your ownership of Hewitt Associates stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

By Order of the Board of Directors

Steven J. Kyono
Secretary

Lincolnshire, Illinois

December 14, 2007

HEWITT ASSOCIATES, INC.

100 Half Day Road

Lincolnshire, Illinois 60069

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

JANUARY 30, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Hewitt Associates, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Wednesday, January 30, 2008, at 9:00 a.m. Central time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s offices at 4 Overlook Point, Lincolnshire, Illinois 60069. The Company intends to mail this proxy statement and accompanying proxy card on or about December 14, 2007 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company will reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. We have arranged for the services of Georgeson, Inc. who may solicit votes personally or by telephone, mail, or other electronic means for a fee not expected to exceed $5.00 per completed call. Votes may also be solicited in a similar manner by directors, officers or employees of the Company on an uncompensated basis.

Voting Rights and Outstanding Shares

Only holders of record of common stock at the close of business on December 3, 2007 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 104,919,226 shares of its Class A common stock.

Each holder of Class A common stock of record on the Record Date will be entitled to one vote for each share held on all matters to be voted upon.

A majority of the votes entitled to be cast by shares entitled to vote, represented in person or by proxy, will constitute a quorum for action on a matter at the Annual Meeting. Abstentions will be counted as shares present for purposes of determining the presence or absence of a quorum. Proxies relating to “street name” shares that are voted by brokers on some matters, but not on other matters as to which authority to vote is withheld from the broker (“broker non-votes”), absent voting instructions from the beneficial owner under the rules of the New York Stock Exchange, will be treated as shares present for purposes of determining the presence or absence of a quorum, but are not counted for determining whether a matter has been approved. All votes will be tabulated by the inspector of election appointed for the Annual Meeting.

Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote at a meeting at which a quorum is present. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes have no effect on the election of directors except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes. However, under the Company’s Corporate Governance Principles, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election, other than elections in which the number of nominees exceeds the number of directors to be elected, is required to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will review the matter and recommend to the entire Board whether or not it should accept the resignation. The Board will then determine whether or not to accept the resignation.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the proposal to approve the Amended and Restated Global Stock and Incentive Compensation Plan and to ratify the selection of Ernst & Young LLP. Abstentions will have the same effect as votes against the proposal. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether the proposal has been approved or the selection of Ernst & Young has been ratified.

If no directions are specified on a duly submitted proxy, the shares will be voted in accordance with the recommendations of the Board in favor of the election of the directors nominated by the Board, in favor of Proposal 2 and Proposal 3 and in accordance with the direction of the persons approved to act as proxies on any other matter properly brought before the meeting.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company before the Annual Meeting at the Company’s principal executive offices, 100 Half Day Road, Lincolnshire, Illinois 60069, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, each elected for a three-year term, with the term of Class III Directors expiring at the Annual Meeting to be held in 2008, the term of Class I Directors expiring at the Annual Meeting of stockholders to be held in 2009 and the term of Class II Directors expiring at the Annual Meeting to be held in 2010.

The authorized number of directors is currently set at ten. Four seats on the Board of Directors, currently held by Cheryl A. Francis, Russell P. Fradin, Alex J. Mandl and Thomas J. Neff, have been designated as Class III Board seats, with the directors’ term expiring as of the 2008 Annual Meeting.

Each of the current Class III Directors has been nominated to serve as a Class III Director. If elected at the Annual Meeting, each of the four nominees would serve until the 2011 Annual Meeting and until his or her successor is duly elected and qualified, or until such director’s death, resignation, or removal.

Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose.

Set forth below is biographical information for each person nominated, and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for Class III Directors

Names	Length of Term
Russell P. Fradin Cheryl A. Francis Alex J. Mandl Thomas J. Neff	Nominated for a three-year term expiring at the 2011 Annual Meeting of Stockholders

Russell P. Fradin (age 52) joined the Company as Chairman of the Board of Directors and Chief Executive Officer in September 2006. Prior to joining the Company, he served as President and Chief Executive Officer of The BISYS Group, Inc., a provider of outsourcing services to companies in the financial services industry, from February 2004 until September 2006. Before joining BISYS, he served for seven years in various senior executive positions with ADP, a provider of payroll and computerized business services, most recently as Group President, Global Employer Services. Prior to joining ADP, Mr. Fradin was a senior partner at McKinsey & Company, a consulting firm. Mr. Fradin is a member of the Board of Directors of Gartner, Inc.

Cheryl A. Francis (age 53) served as Executive Vice President and Chief Financial Officer of R.R. Donnelley & Sons, a print media company, from 1995 until 2000 and has served as a director since July 2002. Since 2000, Ms. Francis has served as a business consultant and since 2002, as Vice Chairman of the Corporate Leadership Center. Prior to her role at R.R. Donnelley & Sons, Ms. Francis served on the management team of FMC Corporation and its subsidiary, FMC Gold, including serving as Chief Financial Officer of FMC Gold from 1987-1991, and Treasurer of FMC Corporation from 1993-1995, and as an adjunct professor for the University of Chicago Graduate School of Business from 1991-1993. Ms. Francis also currently serves on the board of directors of HNI Corporation and Morningstar, Inc.

Alex J. Mandl (age 64) has served as Executive Chairman of Gemalto, N.V., a supplier of digital security solutions and “smart” card technology resulting from the merger of Axalto Holding N.V. and Gemplus International S.A., since June 2006. From August 2002 until June 2006, Mr. Mandl was President and Chief Executive Officer of Gemplus International S.A. Prior thereto, he served as Principal of ASM Investments, a company focusing on early stage funding in the technology sector, since April 2001. From 1996 to March 2001, Mr. Mandl was Chairman and CEO of Teligent, Inc., a provider of local, long distance and data communication services. Mr. Mandl was AT&T’s President and Chief Operating Officer from 1994 to 1996, and its Executive Vice President and Chief Financial Officer from 1991 to 1993. From 1988 to 1991, Mr. Mandl was Chairman of the Board and Chief Executive Officer of Sea-Land Services Inc. Mr. Mandl serves as a director of Gemalto N.V., Dell Computer Corporation, Horizon Lines, Inc. and Willamette University.

Thomas J. Neff (age 70) has been the Chairman of Spencer Stuart, U.S., an executive search consulting firm since October 1996, and has been employed with Spencer Stuart since 1976, including as President and Managing Partner from 1979 to 1987. He has served as a director since October 2004. Before joining Spencer Stuart, he was a principal with Booz, Allen & Hamilton, Inc. from 1974 to 1976, served as President of Hospital Data Sciences, Inc. from 1969 to 1974, and held a senior marketing position with TWA from 1966 to 1969. Earlier in his career, he was a management consultant with McKinsey & Company in New York and Australia. Mr. Neff is a director of Ace Limited and the Lord Abbett Mutual Funds. Mr. Neff was a director of Exult, Inc. until it was acquired by the Company on October 1, 2004.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH OF THE NOMINEES LISTED ABOVE.

Class I Directors Continuing in Office

Names	Length of Term
Julie S. Gordon Michele M. Hunt Cary D. McMillan	Three-year term, one year remaining, expiring at the 2009 Annual Meeting of Stockholders

Julie S. Gordon (age 50) has been President of Hewitt’s Client and Market Leadership Group since June 1, 2007 and has served as a director since April 2002. Ms. Gordon served as Acting President of the HR Outsourcing Group from June 2006 until June 2007. From October 2005 until June 2006, she served as Chief Business Excellence Officer, and from May 2001 until October 2005, Ms. Gordon was the North American Market Leader for the Retirement and Financial Management Line of Business. Prior thereto, she served as a business leader in Hewitt’s Midwest actuarial practice. She joined the Company in 1978. Ms. Gordon is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

Michele M. Hunt (age 58) is Founder and President of Vision & Values, a leadership and organizational development firm in New York, New York, and has served as a director since July 2002. Since founding her firm in 1995, Ms. Hunt has worked with numerous senior leadership teams to align their culture, systems and processes with their vision and core strategies. In 1993, President Clinton appointed Ms. Hunt to lead the Federal Quality Institute in an initiative to improve government agencies. Prior to this appointment, Ms. Hunt served as Senior Vice President for People and Quality of Herman Miller, Inc. Ms. Hunt served on the Board of Directors of The ServiceMaster Company from 1996 to 2003. She is the author of DreamMakers: Putting Vision & Values to Work and a Fellow of the Aspen Institute.

Cary D. McMillan (age 49) is Chief Executive Officer of True Partners Consulting LLC, a professional services firm providing tax and other financial consulting services and has served as a director since July 2002. Prior to assuming his current role in 2005, Mr. McMillan served as Chief Executive Officer of Sara Lee Branded Apparel and Executive Vice President of Sara Lee Corporation, a branded consumer packaged goods company, from 2000 until 2004. Mr. McMillan joined Sara Lee in 1999 as Executive Vice President and Chief Financial Officer. From 1980 to 1999, Mr. McMillan held a number of positions of increasing responsibility at Arthur Andersen & Co., L.L.P., including managing partner of the Chicago office. Mr. McMillan also currently serves on the board of directors of McDonalds Corporation and American Eagle Outfitters, Inc., as well as the boards of several nonprofit organizations in the Chicago area.

Class II Directors Continuing in Office

Names	Length of Term
Steven A. Denning Michael E. Greenlees Steven P. Stanbrook	Three-year term, two years remaining, expiring at the 2010 Annual Meeting of Stockholders

Steven A. Denning (age 59) is Chairman and a Managing Director of General Atlantic LLC, a global private equity firm providing capital for innovative companies where information technology or intellectual property is a key driver of growth, and has served as a director since October 2004. He has been with General Atlantic (or its predecessor) since 1980. Mr. Denning is a director of Eclipsys Corporation, Genpact Limited, IHS Inc. and The Thomson Corporation. Mr. Denning chairs the human resources committee of The Thomson Corporation and served on the compensation committees of Eclipsys Corporation, Genpact and IHS, Inc. Mr. Denning was a director of Exult, Inc. until it was acquired by the Company on October 1, 2004.

Michael E. Greenlees (age 60) has served as Chief Executive Officer of Thompson Intermedia plc, a provider of media monitoring services, since October 2007 and as a director since January 2004. Mr. Greenlees provides consulting services to General Atlantic LLC in relation to potential investments in consumer media and marketing businesses. From January 2004 until November 2005, he served as Chief Executive Officer of FastChannel Network, an advertising services company. Prior to 2004, Mr. Greenlees served as Executive Vice President of Omnicom Group Inc., the holding company for a number of advertising and marketing services businesses, from 2001-2003. From 1998 to 2001, Mr. Greenlees served as President and CEO of TBWA Worldwide, a unit of Omnicom. From 1980-1998, Mr. Greenlees was Chairman and Chief Executive of GGT Group plc, a London-based advertising and marketing services group.

Steven P. Stanbrook (age 50) is President, Developing Markets Platform, of S.C. Johnson & Son, Inc., a manufacturer of consumer products, and has served as a director since January 2004. Prior to his current role, Mr. Stanbrook served as President, Asia and the Americas from 2002 until 2006, and as President of S.C. Johnson’s business in Europe, Africa and Near East from 1996-2002. Prior to joining S.C. Johnson in 1996, Mr. Stanbrook was President – International of CompuServe. Prior to that, he held various international management positions at Sara Lee Corporation from 1979-1995, and served as President and Chief Executive Officer of Sara Lee Bakery. Mr. Stanbrook also currently serves on the board of directors of Chiquita Brands International, Inc. Mr. Stanbrook serves on the audit committee and chairs the compensation committee of Chiquita Brands International.

PROPOSAL 2

APPROVAL OF AMENDED AND RESTATED GLOBAL STOCK AND INCENTIVE COMPENSATION PLAN

Subject to shareholder approval, the Board has approved an Amended and Restated Global Stock and Incentive Compensation Plan (the “Amended Plan”). The Amended Plan makes an additional seven million shares available for issuance, extends the time incentive stock options may be granted under the Plan until January 30, 2018 and makes certain changes designed to ensure compliance with Section 409A of the Internal Revenue Code (the “Amendments”). The Amended Plan will help promote the success of the Company and its subsidiaries by providing incentives to certain employees and directors designed to link their compensation to the long-term financial success of the Company and its subsidiaries and to increase shareholder value. By adopting the Amended Plan, the Board believes the Company will continue to be able to attract, motivate, and retain the people whose judgment, interest, efforts, and special skills are needed to enable the Company to succeed.

Purpose of the Proposal

A total of 2,810,954 shares were available for issuance under the current Plan as of September 30, 2007. You are being asked to approve the Amended Plan, resulting in the addition of seven million shares for awards under the Plan, extending for an additional ten year period until January 30, 2018 the time in which incentive stock options may be granted and making changes designed to ensure compliance with Section 409A of the Internal Revenue Code. A summary of the principal features of the Amended Plan is provided below, but is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is attached to this Proxy Statement as Appendix A. Your Board of Directors recommends that you vote “FOR” this proposal.

Under the Global Stock and Incentive Compensation Plan originally adopted in 2002, there were 25 million shares authorized for issuance as equity-based compensation. In connection with the initial public offering of the Company’s Class A common stock in June 2002, we issued a significant amount of equity to employees in the form of both stock options (4.1 million shares) and restricted stock grants (5.8 million shares). Grants were broadly distributed to associates in order to provide ownership opportunities in the new publicly traded company. Over the next several years, we continued to use equity-based awards as an important component of compensation, and granted stock options, as well as performance-based and time vesting restricted stock units.

Over the last five years, Hewitt has seen a steady decline in overhang, or total equity awards outstanding plus shares available for future use, divided by shares outstanding at the end of the year. Overhang declined from 25.5% at September 30, 2002 to 12.7% by September 30, 2007.

In this proposal, we are requesting that an additional seven million shares be made available for issuance, increasing the total number of shares currently available for issuance to approximately 9.8 million, which will provide sufficient capacity to offer our associates an appropriate level of equity-based awards through fiscal 2010. The seven million shares represent approximately 6.7% of common shares outstanding, and will increase shares reserved for issuance (including shares covered by outstanding awards) to 20,557,871 shares, representing overhang of approximately 19.6% of common shares outstanding.

Over the five years ending on September 30, 2007, the average annual dilution was 2.9%. Dilution is total equity awards granted divided by shares outstanding at the end of the year. Notably, Hewitt’s dilution rates declined from 2002 levels, which was the year of our initial public offering. Since that time, our annual dilution run rate has been in the range of 3% to 4%, except for 2005 when we changed the timing of our annual grants; moving from July to October. The result was that there was no annual grant in fiscal 2005.

Hewitt’s long-term goal is to limit the average annual dilution from our equity programs to less than 3%. We plan to reduce overall run rates by efficiently distributing shares globally, managing participation rates at market competitive levels, and delivering award values that reflect market price movements.

As of October 31, 2007, approximately 2.9 million shares remained available for issuance under our existing Plan, a substantial portion of which was used during our annual grant in December 2007. On December 3, 2007 we granted approximately 2.1 million shares in the form of performance share units, restricted stock units and stock options. This grant represents approximately 2.1% of our common shares outstanding and is in line with our goal of keeping annual dilution below 3%.

We believe that as a professional services organization, in order to retain and attract our talent, we have to continue to offer competitive rewards, including equity-based compensation vehicles. Equity-based awards are the best way to align the interests of strong-performing associates with those of our stockholders, linking their personal interests to the long-term financial success of the Company. We therefore do not limit the granting of equity-based rewards to executive officers, rather we grant awards to senior leaders across the company, starting in the middle management levels. Over 1,300 associates participated in the December 3, 2007 grant.

We strongly believe that our emphasis on equity ownership will be linked to our future success, as it enhances our ability to attract, motivate, and retain the key talent needed to drive long-term performance and shareholder value. We therefore consider approval of the Amended Plan as critical, as it will enable Hewitt to continue offering equity-based incentives to our associates.

Principal Features of the Amended Plan

Pursuant to the Amended Plan, our directors and employees and employees of our subsidiaries are eligible to receive awards of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and cash-based awards.

The Amended Plan is administered by the Compensation and Leadership Committee of our board of directors. The board or the Committee will have full power to determine eligibility for awards and to adopt such rules, regulations and guidelines for administering the Amended Plan as the Committee may deem necessary. This authority will include selecting award recipients, establishing all award terms and conditions and adopting modifications and amendments to the plan or any award agreement.

Stock Options. The Committee may grant both incentive stock options and nonqualified stock options to purchase shares of Class A common stock. Subject to the terms and provisions of the plan, options may be granted to participants in such number, and upon such terms, as determined by the Committee, provided that incentive stock options may not be granted to directors. In addition, the Amended Plan provides that incentive stock options may not be granted after January 30, 2018. Under the original Plan, incentive stock options could not be granted after June 17, 2012. The option price will be determined by the Committee, provided that for options issued to participants in the U.S., the option price may not be less than 100% of the fair market value of the shares on the date the option is granted and no option shall be exercisable later than the tenth anniversary date of its grant. For options granted to participants outside the U.S., the Committee has the authority to grant options at a price that is less than the fair market value of the stock on the date of grant and with a term greater than ten years. The maximum number of options that may be granted in any fiscal year to any participant is 1,000,000.

Stock Appreciation Rights. The Amended Plan also permits the Committee to grant freestanding stock appreciation rights. The grant price of a freestanding stock appreciation right may be no less than the fair market value of a share on the date of grant of the stock appreciation right. No stock appreciation right will be exercisable later than the tenth anniversary of its grant. For stock appreciation rights granted to participants outside the U.S., the Committee has the authority to grant stock appreciation rights with an exercise price that is less than the fair market value of the stock on the date of grant and with a term that is more than ten years. Upon the exercise of a stock appreciation right, a participant is entitled to receive payment in an amount determined by multiplying: (1) the difference between the fair market value of a share on the date of exercise over the grant price by (2) the number of shares with respect to which the stock appreciation right is exercised. The maximum number of stock appreciation rights that may be granted in any fiscal year to any participant is 500,000.

Restricted Stock/Restricted Stock Units. The Amended Plan further provides for the granting of restricted stock awards, which are awards of restricted Class A common stock and restricted stock units. The period(s) of restriction, the number of shares of restricted stock/units granted, and other such provisions shall be determined by the Committee. The maximum aggregate number of shares of restricted stock or restricted stock units that may be granted in any fiscal year to any participant is 500,000.

Performance Units/Performance Shares. Performance share awards and performance unit awards may be granted under the Amended Plan. Such awards will be earned only if performance goals established for performance periods are met. The performance goal may vary from participant to participant, group to group and period to period. The maximum aggregate number of performance shares/performance units that may be granted in any fiscal year to any participant is 500,000 shares or an amount equal to the value of 500,000 shares.

Cash-Based Awards. Subject to the terms of the Amended Plan, cash-based awards may also be granted to participants in such amounts and upon such terms as determined by the Committee. Each cash-based award shall have a value determined by the Committee and the Committee shall set performance goals which will determine the number and/or value of cash-based awards that will be paid out to the participant. The Committee may pay earned cash-based awards in the form of cash, in shares of Class A common stock, or in a combination thereof. The maximum aggregate amount awarded or credited with respect to cash-based awards to any participant in any fiscal year may not exceed $3,000,000 in value determined as of the date of vesting or payout, as applicable.

Annual Management Incentive Awards. The Committee may designate certain members of our executive management who are eligible to receive a monetary payment in any fiscal year based on a percentage of an incentive pool equal to 5% of our consolidated operating earnings for that fiscal year. The Committee may allocate an incentive pool percentage to each designated participant for each fiscal year. The incentive pool percentage for any one participant may not exceed 30%.

Non-Competition Provisions. Non-competition provisions for certain key employees will be included in the award agreements for such persons who receive stock options, restricted stock or restricted stock units. The non-competition provisions will provide that the employee may not engage, directly or indirectly, in any activity that competes with our business for a period of time after termination of employment.

Transferability. Unless otherwise determined by the Committee, awards granted under the incentive compensation plan are not transferable other than by will or by the laws of descent and distribution.

Change in Control. The Amended Plan provides that, except as set forth in an individual award agreement, upon the occurrence of a change in control: (1) all options and stock appreciation rights would become immediately exercisable and remain exercisable for one year after termination of employment; (2) restrictions imposed on restricted stock or restricted stock units would lapse; (3) the target payout opportunities attainable under all outstanding performance-based restricted stock, restricted stock units, performance shares, performance units and cash-based awards would be paid out on a prorated basis, based on the target award opportunity of such awards and the number of months elapsed compared with the total number of months in the performance period; and (4) annual management incentive awards would be paid out based on the consolidated operating earnings of the fiscal year immediately preceding the year of termination of employment or such other method of payment as may be determined by the Committee at the time of the award or thereafter but prior to the change in control.

Amendment and Termination. The Committee may alter, amend or terminate the incentive compensation plan in any respect at any time, but no alteration, amendment or termination will adversely affect in any material way any award previously granted under the plan, without the written consent of the participant holding such award. Options may not be repriced, replaced or regranted through cancellation, or by lowering the exercise price of a previously granted option.

Certain Tax Consequences. When a nonqualified stock option is granted, there are no income tax consequences for the Company. When a nonqualified stock option is exercised, the option holder will recognize ordinary income in an amount equal to the excess of fair market value on the date of exercise of the shares acquired over the aggregate exercise price and we are entitled to a deduction equal to the amount of ordinary income recognized by the option holder.

When an incentive stock option is granted, there are no income tax consequences for the Company. When an incentive stock option is exercised, the option holder does not recognize income and we do not receive a deduction. In the event of a “disqualifying disposition” by the option holder, we are entitled to a deduction equal to the compensation recognized by the option holder.

When a share appreciation right is granted, there are no income tax consequences for the Company. When a share appreciation right is exercised, we are entitled to a deduction equal to the compensation recognized by the participant.

We are entitled to a deduction equal to the compensation recognized by a participant in connection with the vesting of restricted stock, or upon the participant’s earlier election to include the restricted stock in income pursuant to Section 83(b) of the Code, as the case may be.

Section 162(m) of the Code. Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to any covered employee who is employed by the corporation on the last day of the taxable year, but does allow a deduction for “performance-based compensation,” the material terms of which are disclosed to and approved by the stockholders. Stock options granted under the Amended Plan are intended to qualify as “performance-based compensation” because the exercise price for such options may not be less than the fair market value of the shares on the date of grant.

Section 409A of the Code. Under new Section 409A of the Code, certain awards granted under the Amended Plan could be determined to be deferred compensation and subject to a 20% excise tax imposed on the service provider if the terms of the awards do not meet the requirements of Section 409A of the Code and any regulations or guidance issued thereunder. To the extent applicable, the Amended Plan is intended to comply with Section 409A of the Code to avoid the imposition of tax penalties.

Benefits Under Amended Plan. The following table sets forth certain stock option and performance share awards that have been granted effective December 3, 2007 to the executive officers named in the Summary Compensation Table that are subject to stockholder approval of the Amended Plan.

Name	Stock Options Awarded #	Value at Time of Award(1) $	Performance share units Awarded #	Value at Time of Award(1) $	Range of Shares
					Threshold #	Target #	Maximum #

Russell P. Fradin	115,800	1,351,560	42,900	1,615,185	0	42,900	85,800

John J. Park	25,000	291,788	9,500	357,675	0	9,500	19,000

Perry O. Brandorff	28,000	326,802	10,000	376,500	0	10,000	20,000

Julie S. Gordon	17,000	198,416	7,500	282,375	0	7,500	15,000

John M. Ryan	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Value at the time of the award was based on $37.65 closing price on December 3, 2007, the date of grant. Value of stock option awards has been calculated using estimated SFAS 123(R) costs.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the proposal to approve the Amended Plan. Abstentions will be counted toward the tabulation of votes cast on this Proposal 2 and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has confirmed the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2008, and has further directed that management submit the selection of independent public accountants for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since April 2002.

If the stockholders fail to ratify the selection of Ernst & Young LLP as the Company’s independent public accountants, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent auditing firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this Proposal 3 and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been ratified.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

Corporate Governance

Director Independence

The Board of Directors has determined, after considering a number of factors, including its members’ current and historic relationship with the Company, the relationships their current and former employers have with the Company, and the relationships between the Company and other companies of which the members are Directors, that a majority of its members, including Steven A. Denning, Cheryl A. Francis, Michael E. Greenlees, Michele M. Hunt, Alex J. Mandl, Cary D. McMillan, Thomas J. Neff and Steven P. Stanbrook are, and after the Annual Meeting (assuming the election of all nominees at the Annual Meeting) the directors continuing in office will be, independent of the Company and its management, as defined by the New York Stock Exchange rules and regulations and that no material relationship exists between the Company and its independent directors.

Executive Sessions and Communication with the Board

The practice of the Board and each committee is to schedule an executive session without management present at the end of each meeting. The Board has designated Cheryl A. Francis as the Lead Director for the Board. The Lead Director is appointed annually. Persons who wish to communicate with the Board, the independent directors as a group or any individual director (including Ms. Francis) should communicate in writing addressed to Ms. Francis c/o Chris Denton at the Company’s principal executive offices.

Board Authority

The Board and each committee has the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of Hewitt in advance. In 2007, the Board or its committees hired advisors to assist in the Board evaluation process and legal advisors for governance advice. The Compensation and Leadership Committee also engaged independent compensation consultants Deloitte Consulting LLP and Pearl Meyer and Partners to advise the Committee with respect to the Company’s 2007 and 2008 compensation programs, as more particularly described in Compensation Discussion and Analysis.

Access to Officers and Employees

Under the Company’s Corporate Governance Guidelines, Board members have complete and open access to members of Hewitt’s senior management as well as Hewitt’s independent advisors.

Board Committees and Meetings

The Board of Directors met eight times in fiscal year 2007. In addition to corporate actions taken at such meetings, the Board approved five corporate actions during fiscal year 2007 by unanimous written consent. The Board has designated three committees: the Audit Committee, the Compensation and Leadership Committee and the Nominating and Corporate Governance Committee. The Audit Committee met eight times, the Compensation and Leadership Committee met seven times, and the Nominating and Corporate Governance Committee met three times in fiscal year 2007. Each director attended at least 75% of the aggregate of all Board and Committee meetings held during fiscal year 2007 by the Board and each of the Committees on which he or she served during his or her tenure, except for Mr. Stanbrook who attended 73.3% of such meetings. Although the Board has not adopted a formal policy with respect to the directors’ attendance at annual meetings of the Company’s stockholders, all directors are expected to attend. All members of the Board attended the Company’s 2007 Annual Meeting of Stockholders.

Messrs. Denning, McMillan and Stanbrook and Ms. Francis comprise the Audit Committee. Each member of the Audit Committee is independent of the Company and its management. This Committee is empowered to exercise all powers and authority of the Board of Directors with respect to the Company’s annual audit, accounting policies, financial reporting, and internal controls. The Board of Directors has determined that each Audit Committee member is financially literate and has sufficient knowledge in financial and auditing matters to serve on the Committee and that each member qualifies as an audit committee financial expert under Securities and Exchange Commission regulations.

Ms. Hunt and Messrs. Greenlees, Mandl and Neff comprise the Compensation and Leadership Committee. Each member of the Compensation and Leadership Committee is independent of the Company and its management. This Committee is empowered to exercise all powers and authority of the Board of Directors with respect to compensation of the Company’s Chief Executive Officer, other executive officers, and Board members, the grant of awards under the Company’s Global Stock and Incentive Compensation Plan (the “Global Stock Plan”) and the Company’s other executive compensation plans and programs. This Committee evaluates the Company’s Chief Executive Officer, oversees the development of leadership programs for the Company, including strategies for succession planning, and monitors Company-wide benefit programs and employment practices.

Ms. Francis and Messrs. Greenlees and Neff comprise the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee is independent of the Company and its management. This Committee is empowered to identify individuals qualified to become Board members consistent with criteria approved by the Board, recommend to the Board of Directors director nominees, develop and recommend to the Board of Directors corporate governance principles, or changes to existing corporate governance principles applicable to the Company, and oversee the evaluation of the Board. The Committee recommends to the Board individuals for committee assignments and the Lead Director role.

Director Qualifications

The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment includes an examination of whether the individual is independent, as well as consideration of diversity, skills and experience in the context of the needs of the Board. The Committee considers, among other factors, the number of Boards on which a candidate sits, whether the candidate has full-time or part-time employment, and the candidate’s financial interests in organizations which are or are likely to become suppliers to or competitors of the Company. The Nominating and Corporate Governance Committee may consider advice and recommendations from others, such as executive search firms, as it deems appropriate.

The Nominating and Corporate Governance Committee will consider nominees for the Board of Directors recommended by stockholders, using the same criteria as for other candidates. Recommendations should be submitted to the Secretary of the Company at the Company’s principal executive offices. The recommendation should include the name and address of the stockholder making the recommendation and evidence of his or her ownership of common stock of the Company, including the number of shares and period of ownership, the name and address of the director candidate, and his or her resume or listing of qualifications, and the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement. To be considered, the recommendation must be received by the Secretary not less than 120 days before the anniversary date of the Company’s most recent annual meeting of stockholders.

Certain Relationships and Related Transactions

Under the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee is expected to review, and approve or ratify, transactions between the Company and any related party, regardless of whether the transactions are required to be reported under the Securities Exchange Act of 1934, as amended. For purposes of these guidelines, a “related party transaction” is any transaction in which the Company was or is to be a participant and in which any related party has a direct or indirect material interest, other than transactions that (i) involve less than $50,000 when aggregated with all similar transactions, (ii) are available to all employees generally, (iii) involve compensation of executive officers or Directors duly authorized by the appropriate Board committee, or (iv) involve reimbursement of expenses in accordance with Company policy.

All related party transactions are to be reported to the Chief Legal Officer, prior to consummation to the extent practicable. The Chief Legal Officer reviews Officer and Director Questionnaires prepared in connection with the annual proxy preparation process and reports to the Nominating and Corporate Governance Committee promptly after becoming aware of any related party transaction that may come to his or her attention. The Nominating and Corporate Governance Committee reviews related party transactions as they arise and are reported to the Committee and reports on such reviews to the Board of Directors. No related party transaction is permitted to be consummated or to continue unless the Nominating and Corporate Governance Committee has approved or ratified the transaction.

For purposes of these guidelines, a “related party” is any person who is, or at any time since the beginning of the Company’s last fiscal year was, an executive officer or director (including in each case nominees for director), any shareholder owning in excess of five percent of the Company’s common stock, and an immediate family member of an executive officer, director, or five percent shareholder.

For purposes of these guidelines, an “immediate family member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person’s home.

There were no such transactions in fiscal 2007.

Director Compensation

The following table sets forth a summary of compensation paid to our non-executive directors in fiscal 2007.

Director Compensation in Fiscal Year 2007

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven A. Denning	2,000	124,172	—	—	—	—	$126,172
Cheryl A. Francis	18,000	124,172	—	—	—	—	142,172
Michael E. Greenlees	63,000	74,161	—	—	—	—	137,161
Michele M. Hunt	53,000	74,161	—	—	—	—	127,161
Alex J. Mandl	1,000	17,774	—	—	—	—	18,774
Cary D. McMillan	67,000	74,161	—	—	—	—	141,161
Thomas J. Neff	2,000	124,172	—	—	—	—	126,172
Steven P. Stanbrook	3,000	124,172	—	—	—	—	127,172

(1)

Includes fees for up to three non-scheduled meetings held in 2007 which will be paid in 2008; $15,000 paid to Ms. Francis for serving as Lead Director in 2007, $10,000 paid to Mr. Greenlees for serving as Chair of the Compensation and Leadership Committee in 2007 and $15,000 paid to Mr. McMillan for serving as Chair of the Audit Committee in 2007. In addition, Ms. Hunt and Messrs. Greenlees and McMillan elected to receive their annual retainer in cash.

(2)

The amounts shown reflect the dollar amount recognized for reporting purposes for the fiscal year ended September 30, 2007, in accordance with SFAS 123(R), Share-Based Payment (“SFAS 123(R)”), and accordingly may include expense relating to awards for both the 2006 and 2007 fiscal years. Assumptions used in the calculation of these amounts are included in Note 17, Share-Based Compensation Plans, in the Company’s Form 10-K for the fiscal year ended September 30, 2007. Each non-employee director was awarded 2,967 restricted stock units as annual equity compensation on January 16, 2007, except for Mr. Mandl. Mr. Mandl was awarded 1,746 restricted stock units on June 4, 2007 as prorated annual equity compensation. In addition, some directors received 1,855 stock units as an annual retainer, with some directors electing to receive the annual retainer as cash. The directors who received their annual retainer in stock included Mr. Denning, Ms. Francis, Mr. Neff and Mr. Stanbrook. Mr. Mandl also received 1,092 restricted stock units as a prorated annual retainer.

(3)	The aggregate number of option awards outstanding at fiscal year end and the grant date fair value of all option awards determined pursuant to SFAS 123(R) were as follows:

Name	Option Awards Outstanding at September 30, 2007 #	Grant Date Fair Value $	Name	Option Awards Outstanding at September 30, 2007 #	Grant Date Fair Value $
Steven A. Denning	—	—	Cheryl A. Francis	9,400	84,077
Michael E. Greenlees	—	—	Michele M. Hunt	9,400	84,077
Alex J. Mandl	—	—	Cary D. McMillan	9,400	84,077
Thomas J. Neff	—	—	Steven P. Stanbrook	—	—

In fiscal year 2007 each non-employee director of the Company earned (i) an annual retainer of $50,000 paid at each director’s election, in cash, stock units or deferred stock units, and (ii) an annual equity grant of $80,000 paid in stock units or deferred stock units with a one year vesting restriction. All annual equity grants must be retained while an active Board member and cannot be sold or traded until six months after leaving the Board. In addition the Company pays meeting fees of $2,000 per in-person meeting and $1,000 per telephonic meeting for any meetings beyond those normally scheduled, as determined by the Lead Director. There were three such meetings in 2007.

In 2007, the Audit Committee Chair earned $15,000, the Compensation and Leadership Committee Chair earned $10,000, and the Lead Director, who also served as the Chair of the Nominating and Corporate Governance Committee, earned a fee of $15,000. Chairman fees are payable in cash.

The Compensation and Leadership Committee reviewed director compensation in November 2007, and, based upon a comprehensive market review prepared by Pearl Meyer & Partners and a review of peer group proxy statements, recommended the following changes:

Component	Fiscal 2007	Fiscal 2008	Change
Retainer	$50,000	$75,000	+ $25,000
Equity	$80,000	$80,000	No change
Chair Fees	$10,000 - $15,000	$20,000 - $25,000	+ $10,000
Meeting Fees	$1,000 - $2,000 per meeting	$0	Eliminated

In fiscal 2008, we will eliminate per meeting fees. Each non-employee director of the Company will earn (i) an annual retainer of $75,000 paid in cash, stock units or deferred stock units and (ii) an annual equity grant of $80,000 paid in stock units or deferred stock units with a one year vesting restriction. All annual equity grants must be retained while an active Board member and cannot be sold or traded until six months after leaving the Board. In addition, the Audit Committee Chair and the Lead Director, who also serves as the Nominating and Corporate Governance Committee Chair, will each earn $25,000 and the Compensation and Leadership Committee Chair will earn $20,000. These fees are payable in cash.

Board Evaluations

In accordance with the Company’s Corporate Governance Principles, the Board, in conjunction with the Nominating and Corporate Governance Committee, conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Corporate Governance Committee asks each director to comment on the Board’s performance and reports annually to the Board with an assessment of the Board’s performance. In 2007, the Board retained an independent consultant to conduct interviews and assist in the evaluation of the Board and its committees. The Nominating and Corporate Governance Committee utilizes the results of this self-evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and membership on various committees.

Documents Available on Website

The Company’s Corporate Governance Guidelines, the charter for each Committee of the Board of Directors, the Company’s Code of Conduct and the Company’s Code of Ethics for Senior Executive Financial Officers, which applies to our principal executive officer, our principal financial and accounting officer and certain other senior personnel, can be viewed at the Company’s web site, www.hewitt.com, and are available in written form without charge to anyone submitting a written request addressed to Investor Relations, 100 Half Day Road, Lincolnshire, IL 60069. We intend to post on our website any amendment to or waiver of our Code of Ethics for Senior Executive Financial Officers.

Audit Committee Report

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference in such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2007 (the “Fiscal Year 2007 Audited Financial Statements”) with Company management and with Ernst & Young LLP (“Ernst & Young”), the Company’s independent public accountants. The Audit Committee also has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee also received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young its independence from the Company. The Audit Committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of Ernst & Young and has concluded that the independence of Ernst & Young is not compromised by the performance of such services.

Based on the review and discussions referred to above, and relying thereon, the Audit Committee recommended to the Board of Directors that the Fiscal Year 2007 Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board.

November 6, 2007	Cary D. McMillan, Chairman Steven A. Denning Cheryl A. Francis Steven P. Stanbrook

Independent Auditor

Audit Fees

The following table presents fees for professional audit services provided by Ernst & Young for the years ended September 30, 2007 and 2006, and fees billed for other services provided by Ernst & Young during those periods.

	Fiscal 2007	Fiscal 2006
Audit Fees(1)	$3,275,975	$3,204,721
Audit Related Fees(2)	4,953,217	3,967,139
Tax Fees(3)	1,061,155	150,380
All Other Fees(4)	6,500	1,870
Total	$9,296,847	$7,324,110

(1)

Audit Fees in 2007 and 2006 include the annual financial statement audit (including required quarterly reviews), subsidiary audits, Sarbanes-Oxley 404 audit procedures and other procedures performed by the independent auditor to form an opinion on the Company’s consolidated financial statements.

(2)	Audit Related Fees in 2007 and 2006 consisted primarily of SAS 70 services.
(3)	Tax Fees in 2007 and 2006 include tax consultations in the U.S. and Canada as well as various international locations.
(4)	All Other Fees in 2007 and 2006 include a subscription for access to an accounting and tax research tool.

The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of Ernst & Young.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services by the independent auditor.

The Audit Committee has established two different approaches to pre-approving services. Proposed services may be either pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”) or require the specific pre-approval of the Audit Committee (“specific pre-approval”). Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. All requests or applications for services to be provided by the independent auditor that do not require specific pre-approval by the Audit Committee will be submitted to the Company’s Chief Financial Officer (CFO) and Director of Internal Audit and must include a detailed description of the services to be rendered. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor. Requests or applications to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the CFO, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee pre-approved all services provided by Ernst & Young in fiscal 2007 and 2006 in accordance with the foregoing policy.

Representatives of Ernst & Young are expected to be present at the Annual Meeting. At the Annual Meeting, representatives of Ernst & Young will have the opportunity to make a statement about the Company’s financial condition, if they desire to do so, and to respond to appropriate questions from stockholders.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides information as of September 30, 2007 regarding the number of shares of common stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in initial column)
Equity compensation plans approved by security holders	9,696,769	$24.12	2,810,954
Equity compensation plans not approved by security holders	0	N/A	0
Total	9,696,769	$24.12	2,810,954

(1)	Excludes outstanding restricted stock, restricted stock units and performance share units.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of October 31, 2007, by: (i) each director and nominee for director; (ii) each of the executive officers of the Company named in the Summary Compensation Table (the “Named Executive Officers”); (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Number of Outstanding Shares Beneficially Owned on October 31, 2007

Name	Number of Shares of Class A Common Stock Beneficially Owned		Percentage of Class A Common Stock Beneficially Owned
Five Percent Stockholders:
Ariel Capital Management, LLC, 200 East Randolph Drive, Suite 2900, Chicago, IL 60601	17,949,202	(1)	16.72%
General Atlantic Partners, LLC, 3 Pickwick Plaza Greenwich, CT 06830	9,774,479	(2)	9.10%
Directors and Named Executive Officers:
Russell P. Fradin	160,402	(3)	*
John J. Park	80,931	(3)
Perry O. Brandorff	180,044	(3)	*
Julie S. Gordon	207,924	(3)	*
John M. Ryan	193,988	(3)
Non-employee Directors and Director Nominees:
Steven A. Denning	9,796,219	(2)	9.10%
Cheryl A. Francis	26,830	(3)	*
Michael E. Greenlees	5,943	(3)	*
Michele M. Hunt	18,524	(3)	*
Alex J. Mandl	9,092		*
Cary D. McMillan	20,751	(3)	*
Thomas J. Neff	11,740	(3)	*
Steven P. Stanbrook	11,100	(3)	*
Executive Officers and Directors as a Group (17 persons)	10,752,888	(4)	10.02%

*	Less than 1%
(1)	Based on the most recently filed Schedule 13G by Ariel Capital Management, LLC.
(2)

Includes 9,774,479 shares held by the following General Atlantic partnerships: 4,661,962 shares held by General Atlantic Partners 54, L.P.; 1,115,353 shares held by General Atlantic Partners 57, L.P.; 2,180,207 shares held by General Atlantic Partners 60, L.P.; 775,805 shares held by GAP Coinvestment Partners, L.P.; and 1,041,152 shares held by GAP Coinvestment Partners II, L.P. Mr. Denning is a director of the Company, a managing member of General Atlantic Partners, LLC, and a general partner of each of GAP Coinvestment Partners, L.P. and GAP Coinvestment Partners II, L.P. General Atlantic Partners, LLC is the general partner of General Atlantic Partners 54, L.P., General Atlantic Partners 57, L.P., and General Atlantic Partners 60, L.P. The general partners of GAP Coinvestment Partners, L.P. and GAP Coinvestment Partners II, L.P. are also managing members of General Atlantic Partners, LLC. Mr. Denning disclaims beneficial ownership of the shares held by the General Atlantic partnerships, except to the extent of his pecuniary interest therein.

(3)

The number of shares of Class A common stock for each named executive officer and director includes the following number of shares issuable pursuant to options exercisable currently or within 60 days of October 31, 2007: Mr. Fradin—121,114 shares; Mr. Brandorff—62,100 shares; Ms. Gordon—30,500 shares; Ms. Francis—9,400 shares; Ms. Hunt—9,400 shares; Mr. McMillan—9,400 shares; Mr. Park—8,250 shares; and Mr. Ryan—51,000 shares.

(4)	Includes 318,664 shares issuable pursuant to options exercisable currently or within 60 days of October 31, 2007.

The beneficial ownership information set forth above is based on information furnished by the specified persons or known to the Company and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for any other purpose.

COMPENSATION DISCUSSION AND ANALYSIS

As a global professional services firm, one of our most valuable resources is our employees. Our long-term success depends on the skill, integrity and dedication of our employees. To achieve our business and financial goals, we must attract, motivate and retain highly talented individuals at all levels of the organization.

General Compensation Philosophy

At a high level, the Company’s compensation programs are designed to align the compensation of our key executives with the Company’s overall business strategies, values and performance, and support the Company’s efforts to develop world-class leaders.

Compensation Objectives

Our Compensation and Leadership Committee (the “Committee”) has reviewed and confirmed a total rewards philosophy which includes the following objectives:

•

Market Competitive. An emphasis on rewarding Company executives with total compensation at competitive market levels. In this regard, the programs offered, their design and financial opportunity are intended to be market competitive.

•

Pay for Performance. A “pay-for-results” orientation that differentiates compensation based on Company, business segment and individual performance. As an executive’s level of responsibility increases, a greater portion of the total compensation opportunity should be at risk and tied to performance. While program design will be targeted at market competitive levels, there will be opportunities for compensation above target levels when Company, business segment or individual performance exceeds expectations, as well as compensation below target levels when performance falls below expectations.

•

Support the Interests of the Company’s Shareholders. An emphasis on long-term incentives as a major component of total compensation in order to tie the value of compensation programs to short-term and long-term stock performance.

•

Retention. A mix of short-term and long-term compensation which facilitates retention of talented executives, balances short-term and long-term financial goals and behaviors within the Company, and encourages Company stock ownership. The use of both time-based and performance-based equity with long-term vesting requirements in order to retain critical and key talent.

Decision-Making Process

The Company’s senior leadership team, comprised of the Chief Executive Officer (“CEO”) and executives who directly report into the CEO, provide recommendations regarding the design of the Company’s compensation program to the CEO. As CEO, Mr. Fradin then recommends the broad compensation program, including any compensation actions involving his direct reports, to the Committee for approval. The outside compensation consultant prepares a market review of CEO compensation and the Committee formulates recommendations that are then approved by the Board of Directors.

The Committee directly engages an independent outside consulting firm to assist in its review of the compensation for the CEO and his direct reports. Mr. Fradin takes an active part in discussions during

Committee meetings at which compensation actions involving his direct reports are discussed. The Committee must approve all compensation for his direct reports. The independent outside consulting firm is available at such meetings.

During Committee meetings at which compensation actions involving Mr. Fradin are discussed, Mr. Fradin does not participate in the discussions. The Committee is responsible for bringing recommended compensation actions involving the CEO to the entire Board for its concurrence.

Independent Consultant Review of Executive Compensation

In accordance with the Committee’s charter, the Committee has the sole authority, to the extent deemed necessary and appropriate, to retain and terminate any compensation consultants, outside counsel or other advisors, including having the sole authority to approve the consultant’s or advisor’s fees and other retention terms.

In early 2005, the Committee engaged Deloitte Consulting LLP (“Deloitte) to assist the Committee and management with executive and non-employee director compensation matters. Deloitte served as a consultant to the Committee through June 2007 and assisted with the following compensation matters:

•	Reviewing materials prepared by the Company for completeness and developing issues for the Committee to raise, as appropriate, about the information presented and/or management’s recommendations,

•	Providing objective advice to the Committee that considers investor and employee perspectives in addition to “competitive practice”,

•	Assisting the Committee in developing a compensation framework and working with management to ensure the program is consistent with the Committee’s stated objectives, and

•	Participating in Committee meetings, including executive sessions, when requested, to assist in the decision making process.

In July 2007, the Committee selected Pearl Meyer & Partners as its current consultant. Pearl Meyer & Partners reports directly to the Committee. When appropriate, the Committee will have discussions with Pearl Meyer & Partners without management present to ensure impartiality.

In September 2007, the Committee engaged Pearl Meyer & Partners to independently assess the competitiveness of total compensation for the CEO and his direct reports. Their engagement included the following tasks:

•	Peer Group Review—Development of a peer group representing the market place(s) in which Hewitt competes.

•	Competitive Analysis—Preparation and presentation of a detailed competitive analysis report covering:

•	Detailed competitive analysis for the CEO and his direct reports covering:

•	Base salary

•	Annual bonus (target and actual)

•	Total cash compensation; both target and actual (base salary plus target annual bonus)

•	Long-term incentive compensation

•	Total direct compensation (base salary plus target annual bonus plus long term incentive compensation)

•	Aggregate equity incentive competitive analysis

•	Analysis of Hewitt’s financial performance versus all peer groups over one and three year periods

•

Director Compensation—A competitive assessment of all elements of Director compensation, including board and committee retainers, board and committee fees, committee chair and lead director retainers, and longer-term compensation.

Compensation Benchmarking

The elements, as well as the total direct compensation, of our rewards program for executives are benchmarked against a company peer group. In the United States, our comparator company group consists of companies that we believe most closely align with the Company’s businesses and with which we compete for executive talent. The Committee reviews the comparator companies annually to determine if any changes in the composition of the comparator group are necessary.

In 2007, our peer group consisted of the following nine companies: Accenture Ltd, Affiliated Computer Services, Inc., Automatic Data Processing Inc., BearingPoint Inc., Ceridian Corp., Electronic Data Systems Corp., Marsh & McLennan Cos., Mellon Financial Corporation, and Watson Wyatt Worldwide Inc.

For 2008, we reviewed our peer group with Pearl Meyer & Partners and updated our peer group to include the following 17 companies: Accenture Ltd, Administaff, Inc., Affiliated Computer Services, Inc., Arthur J Gallagher & Co., Automatic Data Processing Inc., BearingPoint Inc., Ceridian Corp., Convergys Corp., Electronic Data Systems Corp., Fiserv Inc., Marsh & McLennan Cos., Paychex Inc., Perot Systems Corp., Robert Half Intl. Inc., Unisys Corp. and Watson Wyatt Worldwide Inc. These companies represent similarly sized publicly traded human resources consulting and outsourcing firms, along with additional companies that compete in “like” industries, such as business process outsourcers, transaction processors, and firms specializing in related human capital management functions. Mellon Financial Corporation was dropped from the peer group due to its merger with The Bank of New York Company, Inc.

The Committee considered data from this group in making compensation decisions for 2008.

Components of Hewitt’s Compensation Program

The compensation program for our Named Executive Officers consists of:

(1)	Base salary;
(2)	Short-term incentives;
(3)	Long-term incentives;
(4)	Executive benefits and perquisites; and
(5)	Broad-based employee benefits.

Total Compensation and Mix

The Committee reviews executive compensation arrangements annually to ensure market competitiveness, and to assure the Company meets its objective of providing executive pay packages with appropriate short and long-term incentives, including annual bonus and equity compensation tied to individual and Company performance. In reviewing compensation recommendations, the Committee considered data from the peer groups referenced above. The Company’s total pay philosophy is to provide total targeted compensation for the Company’s Named Executive Officers at competitive market levels for meeting company performance targets with the opportunity to exceed target levels of compensation based on exceptional individual or Company performance.

Overall, our philosophy is to structure each element of our compensation program to target the 50th percentile of our peer groups. However, we strongly believe in engaging the best talent in critical functions, and this may entail negotiations with individual executives and, we, along with the Committee, as appropriate, may determine that it is in the best interest of Hewitt to develop compensation packages that deviate from the general principle of targeting the 50th percentile.

Compensation for all Named Executive Officers is a mix of annual total cash and long-term incentives. Total cash includes base salary and annual bonus awards. Long-term incentives include both performance share units and stock options. The details of each component are discussed in the pages that follow.

For the CEO, annual base salary represents a small (less than 20%) portion of target total compensation opportunity. For the other Named Executive Officers, base salary is an average of 35% of their target total compensation opportunity.

2007 Targeted Total Compensation Mix

The mix for 2007 is in alignment with the market data used to review the total compensation of the Named Executive Officers. Our mix supports our pay-for-performance compensation objective and places a significant amount of compensation earnings at risk. Targeted total compensation and mix for fiscal 2008 was reviewed again by the Committee in December 2007.

Explanation of Compensation Components

(1) Base Salary

Compensation Element	Plan Description	Eligibility	Linkage to Compensation Objectives

Base Pay	Market-competitive, fixed level of compensation.	All executives, including Named Executive Officers

Market Competitive. Base salaries are designed to pay for the experience and skills necessary for the assigned position. Changes in base salaries may also be used to reward executives for taking on new responsibilities. Base pay is targeted at the 50th percentile.

Pay for Performance. To the extent that top performers are rewarded with base salary increases, this component supports our pay for performance objective.

The base salaries for the Hewitt senior leadership team, including the Named Executive Officers, were reviewed upon completion of an external market competitiveness analysis which was presented to the Committee in October 2006. The review was performed using Hewitt’s Total Compensation Measurement (TCM) database, McDermott’s Consulting Industry survey and proxy data for the top five roles using the list of nine peer group companies noted earlier. At that time, the following recommendations were approved with regard to base salary actions:

Name	Previous Salary	FY07 Salary	Percent Change	Rationale
		(effective 12/1/06)
Russell P. Fradin	$900,000	$900,000	—	Newly hired.

John J. Park	$500,000	$520,000	4.0%	In line with company merit guidelines based on performance and position to market data.

Perry O. Brandorff	$470,000	$490,000	4.3%	In line with company merit guidelines based on performance and position to market data.

Julie S. Gordon	$469,000	$479,000	2.1%	In line with company merit guidelines based on performance and position to market data.

John M. Ryan	$410,000	$375,000	-8.5%	Salary was reduced in conjunction with a change of responsibilities for the position.

The review of executive total compensation that occurred at the November 6, 2007 Committee meeting included a review of current base salary levels. The Committee reviewed current base salary levels against the defined peer groups and determined that salary levels of the Named Executive Officers met or exceeded the targeted position to market at the 50th percentile. Therefore, there were no changes to the salary levels of the Named Executive Officers for fiscal 2008.

(2) Short-term Incentives

Compensation Element	Plan Description	Eligibility	Linkage to Compensation Objectives

Annual Bonus Plan	Actual annual bonus payment depends on company, segment, and individual performance. Combined with salary, the target level of annual bonus provides a market-competitive total cash opportunity.	All executives, including Named Executive Officers. Annual bonus opportunity is also available for other professional level employees.

Pay for Performance. Annual Bonus payments are designed to reward individual, business segment and company performance. Actual awards will fluctuate based on these results. Therefore, the financial reward is tied to performance and supports our pay for performance objective.

Market Competitive. Annual Bonus opportunities are designed to provide market competitive pay at targeted performance levels.

Annual Bonus

The objective of the annual bonus is to provide an incentive program that is directly tied to, and funded by, the Company’s short-term financial performance, ensuring employees are clear about how they drive company performance, and setting expectations about rewards accordingly.

The Committee reviews and approves annual performance goals for the CEO and other executive officers. Annual performance goals serve both to motivate executives as well as to increase stockholder returns by focusing executive performance on the attainment of those annual goals identified as having a positive impact on the Company’s business results. On average, short-term incentive opportunity is targeted at the 50th percentile for similar positions in our peer group and is established each year.

Performance objectives intended to focus attention on achieving key Company, business group, strategic, and individual goals are established for each executive officer. The Committee allocates a portion of earnings above a target to an annual bonus pool and then objectively assesses how each key executive has performed relative to his or her individual goals to determine the annual cash payout. That assessment includes a quantitative and qualitative review.

The annual bonus targets for the Hewitt senior leadership team, including the Named Executive Officers, were reviewed upon completion of an external market competitiveness analysis which was presented to the Committee in October 2006. The review was performed using Hewitt’s Total Compensation Measurement (TCM) database, McDermott’s Consulting Industry survey and proxy data for the top five roles using the list of nine comparator companies noted earlier. At that time, the following recommendations were approved with regard to 2007 annual bonus targets as a percentage of base salary:

Name	FY06 Target	FY07 Target
Russell P. Fradin	N/A	100%
John J. Park	70%	70%
Perry O. Brandorff	70%	70%
Julie S. Gordon	50%	60%
John M. Ryan	60%	60%

As a result of the review, it was determined that fiscal year 2006 bonus targets were competitive and in line with the targeted pay mix and no changes were made with the exception of Julie S. Gordon. In order to bring Ms. Gordon’s annual bonus opportunity and total compensation more in line with the market and the target mix, the bonus target was increased from 50% to 60%.

Fiscal 2008 annual bonus targets for the Hewitt senior leadership team, including the Named Executive Officers, were reviewed upon completion of an external market competitiveness analysis by Pearl Meyer & Partners. This review of executive total compensation that occurred at the November 6, 2007 Committee meeting included a review and approval of these annual bonus target levels. The Committee reviewed current annual bonus targets against the defined peer groups and determined that target incentive levels of the Named Executive Officers met or exceeded the targeted position to market at the 50th percentile. Therefore, there were no changes to the bonus target levels of the Named Executive Officers for fiscal 2008.

Fiscal 2007 Annual Bonus Plan

Fiscal year 2007 bonus target percentages were initially reviewed at the December 1, 2006 Committee meeting and subsequently approved at the January 31, 2007 meeting. Actual awards could range from 0% to 200% of the target percentage.

For fiscal 2007, annual bonus goals were divided into three categories: Financial, Build for the Future and Management/Associate Development. For Named Executive Officers, a minimum of 67% of the bonus was based on achievement of measurable financial goals.

Financial Goals

In fiscal 2007, financial goals included Hewitt earnings per share, operating income and revenue targets. For those Named Executive Officers responsible for a business unit, their financial goals were a combination of Hewitt financial measurements (earnings per share, operating income and revenue), and financial measurements for their business unit, including operating income and revenue. These are goals based on objective, quantifiable financial measures. Financial results used to determine fiscal year 2007 results against plan exclude loss reserves on outsourcing contracts and severance expenses, goodwill and intangible impairments, restructuring charges, the impact of divestitures, Company share buybacks and pass through revenue.

Build for the Future

These are goals based on development or improvement of a product/service, system, process, or program that will improve business results. Examples include launching new services, making acquisitions, and improving systems and technology. Individual project goals for the year may also be captured in this category of the annual bonus goals. Payout in this category is based on achievement of actual goals. For the CEO, the evaluation is performed by the Committee and approved by the Board of Directors.

Management/Associate Development

These are goals based on the achievement of defined objectives that lead to development of individuals and/or team members. These goals may build productivity in the short-term or develop competencies for the future. Payout in this category is based on the CEO’s determination of the extent to which his direct reports met applicable goals. For the CEO, the evaluation is performed by the Committee and approved by the Board of Directors.

Awards under the fiscal 2007 annual bonus plan are shown below in the Summary Compensation Table under the column headed Non-Equity Incentive Plan Compensation. A summary of the metric weightings and payout levels for each of the Named Executive Officers is listed below.

Fiscal 2007 Bonus Payouts	Hewitt Financial Goals		Segment Financial Goals		Qualitative Objectives (1)		Aggregate Payout Level
Name	Weight	Payout	Weight	Payout	Weight	Payout
Russell P. Fradin	75%	186%	—	—	25%	125%	171%
John J. Park	70%	178%	—	—	30%	108%	157%
Perry O. Brandorff	20%	175%	50%	103%	30%	100%	116%
Julie S. Gordon	10%	175%	57%	122%	33%	76%	112%
John Ryan	—	—	—	—	—	—	100%

(1)

Qualitative Objectives include “Build for the Future”, “Management/Associate Development” categories as discussed above, as well as turnover, employee engagement, client retention and business controls.

Fiscal year 2007 goals represented a significant improvement over 2006 financial results. Targets were set so that performance required to qualify for payouts at target was achievable but challenging and performance required to qualify for payouts at the top of the range was difficult to achieve. Fiscal year 2007 was the first year in the past five when the annual incentive payments were funded at or above target on a Company-wide basis. For fiscal years 2003 through 2006, the average Company-wide funding was approximately 70% of target and ranged from approximately 26% to 94%. For fiscal 2007 overall Company funding was approximately 112%.

Fiscal 2008 Annual Bonus Plan

Fiscal year 2008 bonus target levels were reviewed and approved at the November 19, 2007 Committee meeting. In addition to financial goals, the Company is adding a “wellness quotient” to the bonus calculation, to include employee engagement and turnover metrics to reflect the Company’s commitment to creating a rewarding work environment. In general, we set targeted levels of performance for the fiscal year 2008 with the intention of requiring meaningful improvements in performance as compared with actual fiscal 2007 results. Payout at target for the wellness quotient requires a 10% year over year improvement. Target levels of performance for certain financial goals would generally exceed earnings guidance and performance required to qualify for payouts at the top of the range will be difficult to achieve.

(3) Long-term Incentives

Compensation Element	Plan Description	Eligibility	Linkage to Compensation Objectives
Performance Share Program

Shares are awarded at the beginning of the performance period. Target award value, when combined with other long-term incentive vehicles, provides a market competitive total long term incentive opportunity.

Number of shares awarded is adjusted up or down at the end of the one-year performance cycle based on metrics such as Company performance against earnings per share, pretax operating income and direct revenue.

Paid in Hewitt shares or deferred cash upon completion of one-year performance period (“grant”).

Shares are fully vested three years from award date.

CEO and his direct reports. First of two primary components of long term incentive for Named Executive Officers.

Pay for Performance. Performance share units are designed to reward company performance. Awards will be adjusted up or down based on Company results. Therefore, the final earned award is tied to performance and supports our pay for performance objective.

Support the Interests of the Company’s Shareholders. The program is designed to tie the value of the compensation opportunity to stock performance. Since the value of the award will fluctuate along with the Company stock price, there is a strong connection between the executive and shareholder interests.

Market Competitive. The financial opportunity under this program is designed to provide market competitive pay at targeted performance levels. This award is one component of total long term incentive which is intended to provide a market competitive long-term financial opportunity for the executive.

Retention. There is a three year vesting period for performance share units which is designed to provide substantial value that would be forfeited if the executive were to leave the company.

Compensation Element	Plan Description	Eligibility	Linkage to Compensation Objectives
Stock Option Awards

Annual grants made as a part of long term incentive mix. Award value, when combined with other long term incentive vehicles, provides a market competitive long-term incentive opportunity.

Exercise price is equal to fair market value at the time of the grant.

All executives, including Named Executive Officers. Second component of long term incentive for Named Executive Officers.

Pay for Performance. Stock options are designed to link the potential for compensation earnings to company stock performance and therefore, support our pay for performance objective.

Support the Interests of the Company’s Shareholders. The program is designed to tie the value of the compensation opportunity to stock performance. Since the value of the award will fluctuate along with the Company stock price, there is a strong connection between the executive and shareholder interests.

Market Competitive. The financial opportunity under this program is designed to provide market competitive pay at targeted performance levels. This award is one component of total long-term incentive which is intended to provide a market competitive long-term financial opportunity for the executive.

Retention. Generally, there is a four year vesting period for stock options which is designed to provide substantial value that would be forfeited if the executive were to leave the company.

Restricted Stock Units	Annual awards made as a part of long-term incentive mix. Award value, when combined with other long term incentive vehicles, provides a market competitive long term incentive opportunity.	All executives, including Named Executive Officers.	Pay for Performance. To the extent that top performers are rewarded with selective restricted stock unit awards, this component supports our pay for performance objective.

Compensation Element	Plan Description	Eligibility	Linkage to Compensation Objectives
	Vesting is time based and awards generally are fully vested four years from grant date.	Used selectively for Named Executive Officers to reward significant performance or address retention.

Support the Interests of the Company’s shareholders. The program is designed to tie the value of the compensation opportunity to stock performance. Since the value of the award will fluctuate along with the Company stock price, there is a strong connection between the executive and shareholder interests.

Market competitive. Restricted stock units may also be used in order to attract a new executive to join the Company. Restricted stock units may be needed to offset value lost at previous employer.

Retention. In some cases, awards are designed to provide additional retention value to key executives critical to the success of the company.

We believe that annual long-term incentive compensation, designed to reward performance over a multi-year period, performs an essential role in retaining and motivating senior executives and encouraging them to make decisions that enhance the long-term value of shareholders’ investments.

Hewitt’s long-term incentive compensation program for senior executives has evolved over the years since our initial public offering in 2002. At the time of our initial public offering, senior executives received a mix of stock options and restricted stock. Equity compensation in fiscal 2003 and fiscal 2004 consisted primarily of stock options, as was the common practice at that time. Fiscal 2005 was a year of transition as companies began to voluntarily elect to expense options under SFAS 123(R) and, at the same time, many companies were adding restricted stock units to their equity compensation portfolio or replacing options with restricted stock units. In 2005, the Company issued only restricted stock to its senior executives.

Beginning in fiscal 2006, Hewitt awarded a combination of performance share units and stock options to its most senior executives. In fiscal 2007, senior executives again received a combination of stock options and performance share units. Awards were granted with a December 1, 2006 effective date and are discussed in more detail below.

For the Named Executive Officers, approximately 50% of the fiscal 2007 long term incentive opportunity was structured as performance share units and the remaining 50% in the form of stock options. The goal is to provide long term incentive compensation that is balanced in meeting our pay for performance and retention objectives. Performance share units provide a more immediate retention value since there is unvested potential value at the date of grant. At the same time, performance share units must be earned based on financial performance and the value fluctuates with the stock performance. Stock options are directly tied to the stock performance and will not provide any value unless the stock price appreciates.

Details of 2007 long term incentive compensation awards are discussed in the Grants of Plan-Based Awards Table.

In fiscal 2008, long term incentive will again be delivered through a combination of performance share units and stock options, with approximately 50% of the long term incentive opportunity in the form of performance share units and the remaining 50% in the form of stock options. The Company continues to believe that these two vehicles are in alignment with our stated compensation objectives.

Performance-Based Stock

Performance share units are intended to provide a strong incentive for achieving specific performance objectives over a defined period. Performance share units for Named Executive Officers represent an obligation of the Company to deliver at the end of the performance period, a number of shares ranging from zero to 200% of the initial number of units granted, depending on performance against objective, pre-established financial metrics.

Fiscal 2006 Performance Share Plan Awards

Performance shares were first granted in November, 2005 to 30 members of senior management who participate in this plan, including certain Named Executive Officers. The actual number of shares paid may vary from zero to 200% of an executive’s target payout based on the Company’s actual performance over the three year performance period ending September 30, 2008. The Company’s performance is measured against pre-established targets including three year average revenue growth and cumulative economic profit over a three year period. Based on actual performance through fiscal 2007 and forecasts for fiscal 2008, the Committee does not anticipate any payout of these performance-based shares at this time. An annual assessment of performance relative to targets will be completed after fiscal 2008. Any payout, if warranted, would not occur until after October 2008.

Fiscal 2007 Performance Share Plan Awards

For Fiscal 2007, performance share units were granted only to the CEO and his direct reports, including Named Executive Officers.

Performance Cycle. The Performance Cycle began on October 1, 2006, and ended on September 30, 2007.

Performance Measure(s): Payouts under this program are based on the following measures:

(a) Earnings Per Share,

(b) Pretax Operating Income, and

(c) Direct Revenue.

Performance Share Awards. The following table lists the performance share units awarded on December 1, 2006 and the number of performance share units earned based on performance against the stated measurements for the performance period described below

Name	Performance Share Units Target #	Performance Share Units Earned(2) #
Russell P. Fradin	62,500	112,313
John J. Park	11,500	20,666
Perry O. Brandorff	13,500	24,260
Julie S. Gordon	10,000	17,970
John M. Ryan(1)	7,500	0

(1)	John Ryan retired on October 1, 2007 and forfeited his performance share units.
(2)

The amount of Award Earned and distributable to the Participant was equal to the number of performance share units granted multiplied by the Earned Percent. The Earned Percent was 179% based upon achievement of earnings per share, pretax operating income and direct revenue targets. Targets represented significant improvement over 2006 results excluding non-recurring charges, and were set so that performance required to qualify for a payout at target was achievable but challenging, and performance required to qualify for payouts at the top of the range was difficult to achieve. We note that we do not anticipate payment of fiscal 2006 performance share awards, so fiscal 2007 is the first year where performance shares earned met or exceeded target. Financial results used to determine fiscal year 2007 results against plan exclude loss reserves on outsourcing contracts and severance expenses, goodwill and intangible impairments, restructuring charges, impact of divestitures, Company share buybacks and pass through revenue.

Vesting. These performance share units vest after three years on September 30, 2009. Upon vesting, participants will receive one Share of common stock for each performance share unit earned. As an alternative, at the sole discretion of the Compensation and Leadership Committee, the Company can deliver the cash value of each performance share unit earned.

Fiscal 2008 Performance Share Plan Awards

For fiscal 2008, Performance Share Plan awards were again granted only to the CEO and his direct reports. For fiscal 2008, performance share units will be earned based on the Company’s fiscal 2008 operating income and revenue, as well as metrics tied to employee turnover and engagement in recognition of the Company’s commitment to making working at the Company a rewarding experience. The Performance Cycle began on October 1, 2007 and ends on September 30, 2008. Awards will vest in three equal installments commencing September 30, 2008. Awards made to the Named Executive Officers as of December 3, 2007 were as follows:

Name	Performance share units Awarded #	Value at Time of Award(1) $	Range of Shares
			Threshold #	Target #	Maximum #

Russell P. Fradin	42,900	1,615,185	0	42,900	85,800

John J. Park	9,500	357,675	0	9,500	19,000

Perry O. Brandorff	10,000	376,500	0	10,000	20,000

Julie S. Gordon	7,500	282,375	0	7,500	15,000

John M. Ryan	N/A	N/A	N/A	N/A	N/A

(1)	Value at the time of the award was based on $37.65 closing price on December 3, 2007, the date of grant.

In general, we set targeted levels of performance for the 2008 fiscal year with the intention of requiring meaningful improvements in performance as compared with actual fiscal 2007 results. Payout at target for the wellness quotient tied to employee turnover and engagement requires a 10% year over year improvement. Target levels of performance for certain financial goals would generally exceed earnings guidance and performance required to qualify for payouts at the top of the range will be difficult to achieve.

Stock Options

We believe that stock options align employees’ interests with those of other stockholders, because when the price of the stock declines from the price at the grant date, the employee obtains no value. Only when the price increases will the employee receive financial reward. When combined with performance shares and the selective use of restricted stock units, stock options become an important part of the overall long-term compensation package by providing significant earning potential tied to the Company’s stock performance.

Options granted to senior executives typically vest over a four-year period with 25% becoming exercisable on each anniversary of the grant date and have a ten-year term, with the exception of the stock options which were granted in 2004 which are currently 100% vested and exercisable. All options were granted with an exercise price equal to the fair market value of the Hewitt common stock on the date of the grant.

Restricted Stock/Units

Restricted stock units are intended to complement performance-based restricted stock units and stock options to balance the overall risk and potential reward of our annual long-term incentive compensation program. A service-based restricted stock unit represents a promise to deliver a share of Company common stock as soon as practicable after vesting.

Restricted Stock Units are used more broadly for leadership levels below the CEO direct reports as a complement to stock options. Restricted stock unit awards for the broader leadership group were granted on December 1, 2006 and vest in equal installments of 25% per year beginning September 30, 2007 and annually thereafter.

There were no grants of service-based restricted stock units during fiscal 2007 to any of the Named Executive Officers.

Fair Market Value Definition

Under the Global Stock and Incentive Compensation plan, the Fair Market Value (“FMV”) for all equity grants to United States associates is the closing price of Company stock on the date of the equity grant.

Timing of Equity Awards

We do not time the granting of equity awards around the disclosure of material non-public information.

In fiscal 2007, annual stock option grants were granted on December 1, 2006. This date was selected in order to align equity award planning and employee communications with other compensation programs. Timing of this planning process is largely driven by our September 30 fiscal year-end and the availability of financial results and completion of annual performance reviews which are important data points that managers use in completing their compensation planning. Planning for base salary increases, annual bonus awards and long term incentive awards is done concurrently, beginning in mid-October and ending in late November. This process leads up to long term incentive awards that are effective in early December. In fiscal 2008, the effective date for equity awards was December 3, 2007.

(4) Executive Benefits and Perquisites

In addition to benefits offered broadly across the Company (e.g. Health and Welfare Plans), the Named Executive Officers can also participate in the following executive benefits:

Compensation Element	Plan Description	Eligibility	Linkage to Compensation Objectives
Vacation “Splash”	Eligible for a 5-week vacation splash every fifth year starting in the fifth year anniversary.	All members of the Hewitt Leadership Group (approximately 750 leaders of the Company), including Named Executive Officers.	Market Competitive. Our Vacation Splash is designed to provide an above market competitive benefit. This benefit is considered unique and provides a competitive advantage in the market place.
Voluntary Deferred Compensation Plan	Voluntary non-qualified deferred compensation plan. Participants may defer up to 25% of base salary and up to 100% of annual bonus.	All executives, including Named Executive Officers.	Market Competitive. The voluntary non-qualified deferred compensation plan is designed to provide a market competitive financial benefit that allows executives to defer additional income under a non-qualified plan.
Defined Contribution Restoration Plan	Hewitt provides additional contributions to make up for limits to the qualified retirement plan resulting from IRS regulations.	Restores matching contributions and profit sharing on deferred compensation above the IRS limits.	Market Competitive. The Defined Contribution Restoration plan is designed to provide a market competitive financial benefit that allows executives to defer additional income under a non-qualified plan.

The Company currently does not offer other perquisites.

Change in Control Executive Severance

The Committee believes that senior management should be free of distraction in circumstances arising from the possibility of a change in control of the Company. In order to address this possibility, and as part of its efforts in moving the Company from a private to a public entity, in October 2005 the Committee approved a change-in-control executive severance plan for certain of its senior executives, including the Named Executive Officers. This plan is intended to keep executives neutral to job loss when faced with value maximizing corporate transactions that could result in their personal job loss, help the Company retain key executives during major corporate transactions and provide competitive and fair severance arrangements to executives to allow smooth transition to new employment should their job be eliminated following a change in control.

If a covered executive is terminated within 24 months following a change in control, the executive would receive certain benefits, including a lump sum payment equal to two times base pay and target annual incentive, continuation of certain health benefits for 24 months, and 100% vesting of all unvested equity grants. As of October 31, 2007, all of the current Named Executive Officers, excluding John Ryan who has retired, are covered under this plan. Payments under this Plan are described in more detail in Termination of Employment and Change-in-Control Arrangements below.

Stock Ownership Requirements

The Committee believes that senior management should have a significant equity interest in the Company. In order to promote equity ownership and further align the interests of management with Hewitt’s shareholders, all Hewitt officers and all non-employee directors are subject to minimum stock ownership guidelines.

The ownership requirement for the CEO is Company stock equal in value to five times the current base salary. The ownership guidelines range from 1.5 to 3.5 times the current base salary for other covered individuals, and are set at five times the annual equity compensation for non-employee directors.

Named Executive Officer	Guidelines
Russell P. Fradin	5 x Base Pay
John J. Park	3.5 x Base Pay
Perry O. Brandorff	3.5 x Base Pay
Julie S. Gordon	3.5 x Base Pay
John M. Ryan	N/A

Individuals have five years in which to achieve these minimum holding levels. Non-employee directors must retain all shares received as annual equity compensation while active as Board members and cannot sell or trade those shares until six months after leaving the Board. A review of stock holdings for individuals covered by the stock ownership guidelines, including Named Executive Officers, is conducted annually each December. No named executive officer is out of compliance.

The Impact of Favorable Accounting and Tax Treatment on Compensation Program Design

Favorable accounting and tax treatment of the various elements of our compensation program is an important consideration in their design. But, it is not the sole consideration. Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the Chief Executive Officer, Chief Financial Officer and to each of the Named Executive Officers (the “Covered Employees”) to $1,000,000 annually. The Committee has approved the Company’s short-term and long-term incentive programs to provide for the deductibility of most compensation paid to the Covered Employees under the plans. However, the Committee reserves the right to provide for compensation to Covered Employees that may not be deductible. Overall, the Committee believes that the Company’s pay-for-performance based executive compensation is in the long-term interests of the stockholders.

COMPENSATION AND LEADERSHIP COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of Hewitt Associates, Inc. (the “Company”), have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended September 30, 2007.

Submitted by the Compensation and Leadership Committee of the Board:

December 3, 2007	Michael E. Greenlees, Chairman
Michele M. Hunt
Alex Mandl
Thomas J. Neff

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation paid or accrued for the fiscal year ended September 30, 2007 to our Chief Executive Officer, our Chief Financial Officer and the other three most highly compensated executive officers of the Company.

Name and Principal Position	Fiscal Year Ended	Salary(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(7)	Total
Russell P. Fradin	2007	$882,692	$1,717,191	$644,084	$1,539,450	$1,646	$212,651	$4,997,714
Chief Executive Officer

John J. Park	2007	506,667	831,606	79,118	568,540		73,244	2,059,175
Chief Financial Officer

Perry O. Brandorff	2007	477,244	735,632	123,860	396,836		61,934	1,795,506
President-HR Consulting Group

Julie S. Gordon	2007	468,121	521,954	79,985	321,056		52,882	1,443,998
President-Client and Market Leadership Group

John M. Ryan	2007	373,622	99,661	77,009	228,500	2,559	963,581	1,744,932
Former SVP and Chief Legal Officer(6)

(1)	Includes amounts deferred pursuant to salary reduction arrangements under the Hewitt 401(k) and the Voluntary Deferred Compensation plans.
(2)

The amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2007, in accordance with SFAS 123(R), of awards pursuant to the Hewitt Global Stock Incentive Plan. Assumptions used in the calculation of these amounts are included in Note 17, Share-Based Compensation Plans, in the Company’s Form 10-K for the fiscal year ended September 30, 2007. Amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Note that both the fiscal 2006 and fiscal 2007 performance share units have been valued based on estimated achievement of financial targets at 0% and 179.7%, respectively.

(3)

The amounts shown reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2007, in accordance with SFAS 123(R), of awards pursuant to the Hewitt Global Stock Incentive Plan. Assumptions used in the calculation of these amounts are included in Note 17, Share-Based Compensation Plans, in the Company’s Form 10-K for the fiscal year ended September 30, 2007. Amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)	The amounts shown reflect cash awards earned under the fiscal 2007 Annual Bonus plan. See additional discussion of plan details and payment amounts in the Compensation Analysis and Discussion.
(5)

Deferrals into the Voluntary Deferral Plan are credited with earnings based on the annual prime rate plus 1% and are credited at the end of each month. Amounts shown here are earnings in excess of 120% of the Internal Revenue long-term AFR rate of 6.13% using annual compounding.

(6)	Mr. Ryan retired on October 1, 2007.
(7)	The compensation represented by the amounts for fiscal 2007 set forth in the All Other Compensation column for the Named Executive Officers are detailed in the following table:

Name	Qualified Savings Plan(1)	Group Term Life Insurance(2)	Defined Contribution Restoration Plan(3)	Other		Total Other
Russell P. Fradin	$9,790	$1,254	$136,857	$64,750	(4)	$212,651
John J. Park	18,116	818	54,310	0		73,244
Perry O. Brandorff	18,116	764	43,054	0		61,934
Julie S. Gordon	18,116	1,002	33,764	0		52,882
John M. Ryan	18,116	2,631	0	$942,834	(5)	963,581

(1)

Amount represents Retirement and Savings Plan company contributions to participant accounts between October 1, 2006 and September 30, 2007. Amounts consist of a) 401(k) matching contributions and b) profit sharing contributions for Fiscal 2006 which were made on December 31, 2006. Fiscal 2007 profit sharing contributions will be made on December 31, 2007, or as soon thereafter as practical.

(2)	Amount represents imputed value of insurance premiums.
(3)	Amount represents an estimated payment under the Defined Contribution Restoration plan for calendar year ending December 31, 2007.
(4)	Relocation benefits paid between October 1, 2006 and September 30, 2007.
(5)

Amount represents $800,000 in lump sum cash payments, $131,438 representing the value of Restricted Stock Units that vested upon retirement pursuant to the letter agreement signed at the time of retirement and $11,396 reflecting an amount equal to the cost of certain health insurance benefits.

Grants of Plan-Based Awards in Fiscal Year 2007

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Russell P. Fradin	10/1/2006	(1)	$0	$900,000	$1,800,000
	12/1/2006	(2)				0	62,500	125,000				$1,577,500
John J. Park	10/1/2006	(1)	0	364,000	$728,000
	12/1/2006	(2)				0	11,500	23,000				290,260
	12/1/2006	(3)								33,000	$25.24	316,470
Perry O. Brandorff	10/1/2006	(1)	0	343,000	$686,000
	12/1/2006	(2)				0	13,500	27,000				340,740
	12/1/2006	(3)								40,000	$25.24	383,600
Julie S. Gordon	10/1/2006	(1)	0	287,400	$574,800
	12/1/2006	(2)				0	10,000	20,000				252,400
	12/1/2006	(3)								28,000	$25.24	268,520
John M. Ryan	10/1/2006	(1)	0	228,500	$457,000
	12/1/2006	(2)				0	7,500	15,000				189,300
	12/1/2006	(3)								22,000	$25.24	210,980

(1)

These grants are pursuant to the fiscal 2007 Annual Bonus plan and paid in cash. The Annual Bonus plan is Hewitt’s annual pay-for-performance bonus plan that is based on a weighting of company performance and individual performance. Awards can range from 0% to 200% of target. The maximum would be an extraordinary event both for the Company and the individual, whose probability is remote. Awards under the Annual Bonus plan are calculated as a percentage of a participant’s “eligible earnings” (generally, base salary earned in the period) for the plan year based on the level of performance attained.

(2)

These grants are pursuant to the fiscal 2007 Performance Share Plan. Awards under the fiscal 2007 performance cycle are made in performance share units and the amount earned is based on performance against financial targets for fiscal 2007. The measures/metrics used are: (a) earnings per share, (b) pre-tax operating income, and (c) direct revenue, excluding loss reserves on outsourcing contracts and severance expenses, goodwill and intangible impairments, restructuring charges, impact of divestitures, Company share buybacks and pass through revenue. Awards can range from 0% to 200% of target. Once the final number of performance share units earned is determined, the value in dollars is computed and may be paid in cash or restricted stock units. In either case, the value earned will have an additional two year vesting so that the cash or restricted stock units are not vested until September 30, 2009. Grant date fair value is equal to the target number of performance share units granted multiplied by the value of the performance share units on the December 1, 2006 grant date, or $25.24 per share.

(3)

These options were granted on December 1, 2006 as a part of the Company’s annual ongoing equity grant. The options vest and become exercisable in four equal annual installments with the first installment vesting on September 30, 2007. The options expire 10 years from the date of the grant on December 1, 2016. The option term is substantially the same for all of the options granted to employees on December 1, 2006. These options were granted under the Hewitt Global Stock and Incentive Compensation Plan and were granted at fair market value at the time of the grant. The grant date fair value was determined pursuant to SFAS 123(R). Unvested options are generally forfeited upon retirement.

Outstanding Equity Awards at 2007 Fiscal Year-End

Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Option Exercisable (Vested)		Number of Securities Underlying Options Unexercisable (Unvested)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Russell P. Fradin	75,714	(1)	74,286	(1)	—	$22.80	2/15/2015	48,592	(7)	$1,703,150	112,313	(14)	$3,936,571
	45,400	(2)	136,200	(2)		$22.80	9/5/2016
John J. Park	8,250	(3)	24,750	(3)	—	$25.24	12/1/2016	4,305	(8)	$150,890	8,611	(13)	$301,816
								10,000	(9)	$350,500	20,666	(14)	$724,343
								44,070	(10)	$1,544,654
Perry O. Brandorff	19,400	(4)	0	(4)	—	$19.00	6/27/2012	6,250	(11)	$219,063	12,500	(13)	$438,125
	17,400	(5)	0	(5)		$24.10	6/30/2013	41,430	(10)	$1,452,122	24,260	(14)	$850,313
	15,300	(6)	0	(6)		$27.47	6/30/2014
	10,000	(3)	30,000	(3)		$25.24	12/1/2016
Julie S. Gordon	8,400	(4)	0	(4)	—	$19.00	6/27/2012	2,500	(11)	$87,625	17,970	(14)	$629,849
	8,000	(5)	0	(5)		$24.10	6/30/2013	28,650	(10)	$1,004,183
	7,100	(6)	0	(6)		$27.47	6/30/2014
	7,000	(3)	21,000	(3)		$25.24	12/1/2016
John M. Ryan	16,700	(4)	0	(4)	—	$19.00	6/27/2012	3,750	(11)	$131,438	7,500	(13)	$262,875
	15,100	(5)	0	(5)		$24.10	6/30/2013
	13,700	(6)	0	(6)		$27.47	6/30/2014
	5,500	(3)	16,500	(3)		$25.24	12/1/2016

(1)

These options were granted on September 5, 2006 as a part of Mr. Fradin’s new hire package. The awards vest and become exercisable as follows: 45,714 immediately, 30,000 each on August 20, 2007, August 20, 2008 and August 20, 2009, and 14,286 on August 20, 2010.

(2)

These stock options were granted on September 5, 2006 as a part of Mr. Fradin’s new hire package. These options vest and become exercisable in four equal annual installments with the first installment vesting on September 5, 2007.

(3)	These stock options were granted on December 1, 2006. These options vest and become exercisable in four equal annual installments with the first installment vesting on September 30, 2007.
(4)

These stock options were granted on June 27, 2002. These options vest and become exercisable in four equal annual installments with the first installment vesting on June 27, 2003. These options are now fully vested and exercisable.

(5)

These stock options were granted on July 1, 2003. These options vested and became exercisable in four equal annual installments with the first installment vesting on July 1, 2004. These options are now fully vested and exercisable.

(6)

These stock options were granted on July 1, 2004. These were originally scheduled to vest and become exercisable in four equal annual installments with the first installment vesting on July 1, 2005. The vesting of these options was accelerated on June 8, 2005 and expense recognized in accordance with FAS 123. These options are now fully vested and exercisable.

(7)

These awards of Restricted Stock Units were granted on September 5, 2006 as a part of Mr. Fradin’s new hire package. The vesting of the awards is as follows: 4,930 on February 2, 2007, 29,578 on August 20, 2007, 4,930 on February 2, 2008, 29,578 on August 20, 2008 & 14,084 on August 20, 2009.

(8)	These awards of Restricted Stock Shares were granted on November 21, 2005 as a part of Mr. Park’s new hire package. The vesting of the award is 25% per year beginning on July 1, 2006.
(9)	These awards of Restricted Stock Shares were granted on November 21, 2005 as a part of Mr. Park’s new hire package. The vesting of the award is 25% per year beginning on September 30, 2006.
(10)	These awards of Restricted Stock Shares were granted on July 5, 2006. The vesting of the award is 100% after two years, which is scheduled to occur on July 1, 2008.
(11)	These awards of Restricted Stock Shares were granted on October 3, 2005. The vesting of the award is 25% per year beginning on July 1, 2006.
(12)	These awards of Restricted Stock Shares were granted on June 19, 2007. The vesting of the award is 50% on April 1, 2009 and remaining 50% on April 1, 2010.
(13)

These awards are fiscal 2006 Performance-shares granted on November 10, 2005. Final earned award is based on the attainment of financial criteria discussed in the Compensation Analysis and Discussion. The final earned award vests on September 30, 2008.

(14)

These awards are fiscal 2007 Performance-shares granted on December 1, 2006. Final earned awards are shown in this table as outstanding. Additional plan details are provided in the Compensation Analysis and Discussion. The final earned award vests on September 30, 2009.

Option Exercises and Stock Vested in Fiscal Year 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Russell P. Fradin	—	—	39,288	(1)	$1,258,749
John J. Park	—	—	12,153	(2)	$365,446
Perry O. Brandorff	—	—	3,125	(3)	$100,000
Julie S. Gordon	—	—	3,750	(3)	$120,000
John M. Ryan	—	—	1,875	(3)	$60,000

(1)

The number of shares vesting consist of three awards: 4,930 shares vested on February 2, 2007 with a value at vesting of $26.80 per share based on the closing price on that day, 29,578 shares vested on August 20, 2007 with a value at vesting of $32.50 per share and 4,780 shares vested on September 5, 2007 with a value at vesting of $34.59 per share. The shares acquired and the value realized was determined without considering any taxes that may have been owed.

(2)

The number of shares vesting consist of three awards: 2,153 shares vested on July 1, 2007 with value at vesting of $32.00 per share, 5,000 shares vested on October 2, 2006 with a value at vesting of $24.26 per share and 5,000 shares vested on September 30, 2007 with a value at vesting of $35.05 per share. The shares acquired and the value realized was determined without considering any taxes that may have been owed.

(3)	These shares vested on July 1, 2007 with a value at vesting of $32.00 per share. The shares acquired and the value realized was determined without considering any taxes that may have been owed.

The following table provides information relating to non-qualified defined contribution and other deferred compensation plans.

Nonqualified Defined Contribution and Other Deferred Compensation Plans For Fiscal Year 2007

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Russell P. Fradin	164,423	(1)	—	$5,178	(2)	—	169,601
John J. Park	—		—	—		—	—
Perry O. Brandorff	—		—	—		—	—
Julie S. Gordon	—		—	—		—	—
John M. Ryan	—		—	8,559	(2)	—	105,695

(1)	This amount is reflected in the “Salary” column of the Summary Compensation Table for Mr. Fradin.

(2)

These amounts are reflected in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table to the extent such earnings were in excess of 120% of the Internal Revenue long-term AFR rate of 6.13% using annual compounding.

The Company maintains a voluntary deferred compensation plan that allows certain employees, including the Named Executive Officers, to defer receipt of their salary and/or annual incentive payments into the plan. Participants may defer up to 25% of their base salary and up to 100% of their annual incentive award until the date(s) they have specified. Monies deferred into the plan accrue interest at a rate of prime plus 1%. The voluntary deferred compensation plan is not funded by the Company, and participants have an unsecured contractual commitment by the Company to pay the amounts due under the plan. When such payments are due, the cash will be distributed from the Company’s general assets.

If a participant either retires or meets retirement eligibility upon involuntary termination, the participant’s account is paid per the payment election on file. If the participant is terminated and is not retiree eligible, the account is paid as a lump sum in February following termination. However, officers of the Company must wait at least 6 months before they may receive the payment.

Defined Contribution Restoration Plan

The Company also maintains a Defined Contribution Restoration plan (“DCR”), a discretionary supplement designed to make up for any limits on Hewitt’s contributions to the qualified Retirement and Savings Plan account that result from IRS regulation limits. If qualified plan contributions are limited, the DCR provides the difference between the limited contributions and what would have been received if the IRS limit hadn’t been in place.

Restoration amounts resulting from 2007 deferrals will be paid directly to eligible individuals in February 2008. Restoration amounts resulting from deferrals in 2008 or thereafter, will be contributed to the Voluntary Deferred plan accounts.

As noted, this is a discretionary plan. During fiscal 2007, there were no payments to the Named Executive Officers for the calendar year ending December 31, 2006. For the calendar year ending December 31, 2007, projected total restoration amounts accrued are as follows:

Name	Estimated Restoration Contribution
Russell P. Fradin	$136,857
John J. Park	54,310
Perry O. Brandorff	43,054
Julie S. Gordon	33,764
John M. Ryan	0

General Employment Arrangements

All employees are required to sign confidentiality agreements upon joining the Company. All employees in certain pay bands (including each executive officer) who receive restricted stock are required to sign a non-competition agreement that is included in their restricted stock award agreement.

On September 5, 2006 the Company entered into an employment agreement with Russell P. Fradin to join the Company as Chairman of the Board and Chief Executive Officer. The compensation arrangements pursuant to that agreement include an annual base compensation of $900,000, an annual target bonus opportunity equal to 100% of the base salary, and long-term incentive grants for fiscal 2007 in the form of non-qualified stock options having a Black Scholes value of $1,500,000 and in the form of performance-based shares having a target face value of $1,500,000. Mr. Fradin is eligible to participate in the Company’s employee benefit programs and its executive benefit program, and would receive severance equal to eighteen months of direct pay (base salary plus target bonus) and benefits in the event of an involuntary termination.

As part of this employment agreement Mr. Fradin was granted certain awards to compensate him for certain forfeitures of previous employer incentive awards. These consisted of 83,100 restricted stock units vesting over a period from February 2007 through August 2009, 150,000 stock options with an option term ending February 2015 and vesting over a period from September 2006 through August 2010, and 4,780 restricted stock units that vested in September 2007.

Potential Payments Upon Termination or Change-in-Control

Change- in-Control Executive Severance Plan

The Company has adopted a Change-in Control Executive Severance Plan for selected senior executives, which will remain in effect until terminated by the Company. The plan is applicable to a number of senior executives, including each of the current Named Executive Officers. Under the plan, if, within twenty-four (24) calendar months immediately following a Change in Control of the Company (as defined), the participant either is terminated Without Cause (as defined) or terminates his employment for Good Reason (as defined), the participant will receive a lump sum payment equal to two times base pay and target annual incentive, a lump sum payment equal to target annual incentive, adjusted on a pro rata basis based on the number of days the participant was actually employed during the applicable year, continuation of health benefits for 24 months, plus an additional payment in the amount necessary to ensure the participant effectively received health coverage on a tax free basis or retains a cash amount equal to the health insurance cash payments, and 100% vesting of all unvested equity grants. If vesting of an equity award is tied to performance and would not otherwise vest solely by the continued employment of the participant (a “Performance Vesting Award”), the number of Performance Vesting Awards that vest at the time of the Change in Control are determined as if the target level of performance had been achieved and are prorated based on the length of time within the performance period elapsed prior to the Change in Control.

The tables below outline the potential payments to our Chief Executive Officer and other Named Executive Officers upon the occurrence of certain triggering events as if such triggering events occurred on September 30, 2007. For the purposes of the table, below are the standard definitions for the various types of termination, although exact definitions may vary by plan and by person.

“Change in Control” means the occurrence of any of the following: any of the following: (a) the acquisition by any individual, entity, or group of Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities with respect to the election of Directors of the Company, (b) the consummation of a reorganization, merger, or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which all or substantially all of the individuals or entities who are the Beneficial Owners of the Company immediately prior to the Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of the outstanding shares of common stock of the resulting entity and of the combined voting power of the outstanding securities entitled to vote for the election of directors of such entity; or (c) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a Director of the Company subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board.

“Voluntary termination” means a termination initiated by the officer.

“Voluntary termination for Good Reason” means a termination initiated by the officer following a change in control and after (a) a material reduction of the officer’s authorities, duties, or responsibilities as an executive and/or officer of the Company from those in effect as of ninety (90) calendar days prior to the change in control, (b) the Company’s requiring the officer to be based at a location in excess of fifty (50) miles from the location of the officer’s principal job location or office immediately prior to the change in control, (c)a reduction in the officer’s base salary, (d) the termination of the officer’s participation on substantially the same basis in, any of the Company’s short-and long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or other compensation arrangements in which the officer participates prior to the change in control unless the change applies to all plan participants generally; provided, however, that a decrease in the officer’s target total compensation in excess of ten percent (10%) shall constitute Good Reason, (e) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company’s obligations under the Change in Control Executive Severance Plan, or (f) a material breach by the Company of the Change in Control Executive Severance Plan.

“Voluntary termination—retirement” means, retirement at age 55 with at least 10 years of service, or age 65.

“Involuntary Termination—For Cause” means a termination of the officer initiated by the Company following a change in control after the occurrence of any one or more of the following: (a) the officer’s willful failure to substantially perform his duties with the Company (other than any such failure resulting from the officer’s Disability), after a written demand for substantial performance is delivered to the officer that specifically identifies the manner in which the Compensation and Leadership Committee believes that the officer has not substantially performed his or her duties, and the officer has failed to remedy the situation within fifteen (15) business days of such written notice from the Company; (b) gross negligence in the performance of the officer’s duties, (c) the officer’s conviction of, or plea of guilty or nolo contendere, to any felony whatsoever, or any other crime involving the personal enrichment of the officer at the expense of the Company; (d) the officer’s willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; (e) willful violation of any provision of the Company’s code of conduct; or (f) willful violation of the confidentiality agreement between the officer and the Company.

“Involuntary Termination—Without Cause” means an involuntary termination for reasons other than “For Cause” as defined above.

“Involuntary Termination following a Change-in-Control” occurs when, at any time (i) following a change-in-control and prior to the second anniversary or (ii) within six months prior to a change-in-control upon the request of any party engaged in the change in control transaction, employment is terminated involuntarily for any reason other than Cause, death, Disability.

No Named Executive Officer is entitled to a payment in connection with a voluntary termination without Good Reason other than upon retirement. From time to time we may enter into agreements with executives pursuant to which we provide different benefits than those itemized below.

Russell P. Fradin

Chief Executive Officer

		Voluntary Termination		Involuntary Termination
	Change-in- Control	Good Reason following a Change-in- Control	Retirement	Death and/or Permanent Disability	For Cause	Without Cause	Without Cause following a Change-in- Control
Compensation(1)
Severance(2)	$0	$3,600,000	$0	$0	$0	$2,700,000	$3,600,000
Short-term Incentive(3)	0	900,000	0	900,000	0	0	900,000
Long-term Incentive
> FY06 Performance Share Plan(4)	—	—	—	—	—	—	—
> FY07 Performance Share Plan(5)	3,936,571	3,936,571	0	0	0	0	3,936,571
> Restricted Stock Units (Unvested and Accelerated)(6)	1,703,150	1,703,150	1,703,150	1,703,150	0	1,703,150	1,703,150
> Stock Options (Unvested and Accelerated)(7)	2,578,454	2,578,454	2,578,454	2,578,454	0	2,035,950	2,578,454
Benefits and Perquisites
Health and Welfare Benefit Continuation(8)	0	28,031	0	0	0	28,031	28,031
280G Tax Gross-up	0	2,038,261	0	0	0	0	2,038,261

Total	$8,218,175	$14,784,467	$4,281,604	$5,181,604	$0	$6,467,131	$14,784,467

(1)	Assumes base salary of $900,000 and annual bonus target of 100% of base salary or $900,000.
(2)

Severance is calculated as 2x base salary plus annual bonus target under Change-in-Control and Voluntary termination for Good Reason. Severance is 18 months of direct pay (base salary plus target bonus) for Involuntary Termination—Without Cause.

(3)

Assumes the effective date of the termination is September 30, 2007. In the case of death and retirement, the participant is eligible for a prorated payout and therefore, the entire short-term incentive earned under the fiscal year 2007 Annual Bonus plan. Mr. Fradin is not retirement eligible under the Company’s plans. Payout is estimated at target for purposes of this analysis. For Involuntary termination, there is no payout unless the participant is employed by the Company at both fiscal year-end as well as on the payout date, which is December 14, 2007.

(4)	Mr. Fradin did not participate in the FY06 Performance Share Plan.
(5)

In the event of a Change-in-Control, Voluntary Termination – Good Reason following a Change-in-Control and Involuntary Termination – Without Cause following a Change-in-Control, all units granted under this plan will become 100% earned and delivered as if a target level of performance had been achieved. The value was computed as 112,313 earned performance share units x $35.05 per share value as of September 28, 2007. Termination for other reasons on or before the end of the Performance Cycle will result in forfeiture of the entire award.

(6)

Assumes the effective date of the termination is September 30, 2007 and the price per share of the Company’s stock on the date of termination is 35.05 per share, the closing price on September 28, 2007.

(7)

Assumes the effective date of the termination is September 30, 2007 and the price per share of the Company’s stock on the date of termination is 35.05 per share, the closing price on September 28, 2007. All options become 100% exercisable for Change-in-Control, Voluntary Termination—for Good Reason, Voluntary Termination—Retirement and Death or Permanent Disability. Mr. Fradin’s stock option agreements stipulate that he will receive retirement treatment after his 12 month anniversary and therefore, options become 100% exercisable. For Involuntary Termination—Without Cause, a total of 166,200 options will accelerate vesting which is equal to 136,200 unvested shares that will immediately vest and additional 30,000 shares that will vest under a provision that allows shares to vest according to the defined vesting schedule for an 18 month period after termination.

John J. Park

Chief Financial Officer

		Voluntary Termination		Involuntary Termination
	Change-in- Control	Good Reason following a Change-in- Control	Retirement	Death and/or Permanent Disability	For Cause	Without Cause	Without Cause following a Change-in- Control
Compensation(1)
Severance(2)	$0	$1,768,000	$0	$0	$0	$120,000	$1,768,000
Short-term Incentive(3)	0	364,000	0	364,000	0	0	364,000
Long-term Incentive
> FY06 Performance Share Plan(4)	301,816	301,816	0	201,210	0	0	301,816
> FY07 Performance Share Plan(5)	724,343	724,343	0	0	0	0	724,343
> Restricted Stock Units (Unvested and Accelerated)(6)	2,046,044	2,046,044	0	2,046,044	0	2,046,044	2,046,044
> Stock Options (Unvested and Accelerated)(7)	242,798	242,798	0	242,798	0	0	242,798
Benefits and Perquisites
Health and Welfare Benefit Continuation(8)	0	27,634	0	0	0	6,909	27,634
280G Tax Gross-up	0	778,276	0	0	0	0	778,276

Total	$3,315,001	$6,252,911	$0	$2,854,052	$0	$2,172,953	$6,252,911

(1)	Assumes base salary of $520,000 and annual bonus target of 70% of base salary or $364,000.
(2)

Severance is calculated as 2x base salary plus annual bonus target under Change-in-Control and Voluntary Termination for Good Reason. Severance for executive officers is negotiated on a case by case basis. Amount shown for Involuntary Termination—Without Cause reflects minimum severance under the Company’s broad based plan equal to 2 weeks of base salary for each year of service. The plan provides a minimum of 12 weeks and maximum of 40 weeks.

(3)

Assumes the effective date of the termination is September 30, 2007. In the case of death, the participant is eligible for a prorated payout and therefore, the entire short-term incentive earned under the fiscal year 2007 Annual Bonus plan. Payout is estimated at target for purposes of this analysis. Mr. Park is not retirement eligible under the Company’s plans. For Involuntary termination, there is no payout unless the participant is employed by the Company at both fiscal year-end as well as on the payout date, which is December 14, 2007.

(4)

In the event of a Change in Control, all earned units will become 100% earned and delivered as if a target level of performance had been achieved. The value was computed as 8,611 performance share units x $35.05 per share value as of September 28, 2007. In the event of Disability or Death, participant will be eligible for the proportion of Performance Shares earned based on months of participation over the three year period; which is 24 months / 36 months in this scenario.

(5)

In the event of a Change-in-Control, Voluntary Termination—Good Reason following a Change-in-Control and Involuntary Termination – Without Cause following a Change-in-Control, all units granted under this plan will become 100% earned and delivered as if a target level of performance had been achieved. The value was computed as 20,666 earned performance share units x $35.05 per share value as of September 28, 2007. Termination for other reasons on or before the end of the Performance Cycle will result in forfeiture of the entire award.

(6)

Assumes the effective date of the termination is September 30, 2007 and the price per share of the Company’s stock on the date of termination is 35.05 per share, the closing price on September 28, 2007. Mr. Park does not meet the requirement under the restricted stock unit plans (age 55 + 5 years of service) on the effective date of the terminated and zero is entered under Voluntary Termination—Retirement.

(7)

Assumes the effective date of the termination is September 30, 2007 and the price per share of the Company’s stock on the date of termination is 35.05 per share, the closing price on September 28, 2007. All options become 100% exercisable for Change of Control, Voluntary Termination—for Good Reason, Voluntary Termination—Retirement and Death or Permanent Disability.

Perry Brandorff

President—HR Consulting Group

		Voluntary Termination		Involuntary Termination
	Change-in- Control	Good Reason following a Change-in- Control	Retirement	Death and/or Permanent Disability	For Cause	Without Cause	Without Cause following a Change-in- Control
Compensation(1)
Severance(2)	$0	$1,666,000	$0	$0	$0	$376,923	$1,666,000
Short-term Incentive(3)	0	343,000	0	343,000	0	0	343,000
Long-term Incentive							—
> FY06 Performance Share Plan(4)	438,125	438,125	0	292,083	0	0	438,125
> FY07 Performance Share Plan(5)	850,313	850,313	0	0	0	0	850,313
> Restricted Stock Units (Unvested and Accelerated)(6)	1,671,184	1,671,184	0	1,671,184	0	1,671,184	1,671,184
> Stock Options (Unvested and Accelerated)(7)	294,300	294,300	0	294,300	0	0	294,300
Benefits and Perquisites
Health and Welfare Benefit Continuation(8)	0	24,768	0	0	0	10,320	24,768
280G Tax Gross-up	0	793,135	0	0	0	0	793,135

Total	$3,253,922	$6,080,825	$0	$2,600,567	$0	$2,058,427	$6,080,825

(1)	Assumes base salary of $490,000 and annual bonus target of 70% of base salary or $343,000.
(2)

Severance is calculated as 2x base salary plus annual bonus target under Change-in-Control and Voluntary Termination for Good Reason. Severance for executive officers is negotiated on a case by case basis. Amount shown for Involuntary Termination—Without Cause reflects minimum severance under the Company’s broad based plan equal to 2 weeks of base salary for each year of service. The plan provides a minimum of 12 weeks and maximum of 40 weeks.

(3)

Assumes the effective date of the termination is September 30, 2007. In the case of death, the participant is eligible for a prorated payout and therefore, the entire short-term incentive earned under the fiscal year 2007 Annual Bonus plan. Payout is estimated at target for purposes of this analysis. Mr Brandorff is not retirement eligible under the Company’s plans. For Involuntary termination, there is no payout unless the participant is employed by the Company at both fiscal year-end as well as on the payout date, which is December 14, 2007.
(4)

In the event of a Change in Control, all earned units will become 100% earned and delivered as if a target level of performance had been achieved. The value was computed as 12,500 performance share units x $35.05 per share value as of September 28, 2007. In the event of Disability or Death, participant will be eligible for the proportion of Performance Shares earned based on months of participation over the three year period; which is 24 months / 36 months in this scenario.

(5)

In the event of a Change-in-Control, Voluntary Termination—Good Reason following a Change-in-Control and Involuntary Termination – Without Cause following a Change-in-Control, all units granted under this plan will become 100% earned and delivered as if a target level of performance had been achieved. The value was computed as 24,260 earned performance share units x $35.05 per share value as of September 28, 2007. Termination for other reasons on or before the end of the Performance Cycle will result in forfeiture of the entire award.

(6)

Assumes the effective date of the termination is September 30, 2007 and the price per share of the Company’s stock on the date of termination is 35.05 per share, the closing price on September 28, 2007. Mr. Brandorff does not meet the requirement under the restricted stock unit plans (age 55 + 5 years of service) on the effective date of the terminated and zero is entered under Voluntary Termination—Retirement.

(7)

Assumes the effective date of the termination is September 30, 2007 and the price per share of the Company’s stock on the date of termination is 35.05 per share, the closing price on September 28, 2007. All options become 100% exercisable for Change of Control, Voluntary Termination—for Good Reason, Voluntary Termination—Retirement and Death or Permanent Disability.

Julie Gordon

Client and Market Leadership President

		Voluntary Termination		Involuntary Termination
	Change-in- Control	Good Reason following a Change-in- Control	Retirement	Death and/or Permanent Disability	For Cause	Without Cause	Without Cause following a Change-in- Control
Compensation(1)
Severance(2)	$0	$1,532,800	$0	$0	$0	$368,462	$1,532,800
Short-term Incentive(3)	0	287,400	0	287,400	0	0	287,400
Long-term Incentive							—
> FY06 Performance Share Plan(4)	—	—	—	—	—	—	—
> FY07 Performance Share Plan(5)	629,849	629,849	0	0	0	0	629,849
> Restricted Stock Units (Unvested and Accelerated)(6)	1,091,808	1,091,808	0	1,091,808	0	1,091,808	1,091,808
> Stock Options (Unvested and Accelerated)(7)	206,010	206,010	0	206,010	0	0	206,010
Benefits and Perquisites
Health and Welfare Benefit Continuation(8)	0	29,004	0	0	0	24,170	29,004
280G Tax Gross-up	0	759,605	0	0	0	0	759,605

Total	$1,927,667	$4,536,476	$0	$1,585,218	$0	$1,484,440	$4,536,476

(1)	Assumes base salary of $479,000 and annual bonus target of 60% of base salary or $287,400.
(2)

Severance is calculated as 2x base salary plus annual bonus target under Change-in-Control and Voluntary Termination for Good Reason. Severance for executive officers is negotiated on a case by case basis. Amount shown for Involuntary Termination—Without Cause reflects minimum severance under the Company’s broad based plan equal to 2 weeks of base salary for each year of service. The plan provides a minimum of 12 weeks and maximum of 40 weeks.

(3)

Assumes the effective date of the termination is September 30, 2007. In the case of death, the participant is eligible for a prorated payout and therefore, the entire short-term incentive earned under the fiscal year 2007 Annual Bonus plan. Payout is estimated at target for purposes of this analysis. Ms. Gordon is not retirement eligible under the Company’s plans. For Involuntary termination, there is no payout unless the participant is employed by the Company at both fiscal year-end as well as on the payout date, which is December 14, 2007.

(4)	Ms. Gordon did not participate in the FY06 Performance Share Plan.

(5)

In the event of a Change-in-Control, Voluntary Termination—Good Reason following a Change-in-Control and Involuntary Termination – Without Cause following a Change-in-Control, all units granted under this plan will become 100% earned and delivered as if a target level of performance had been achieved. The value was computed as 17,970 earned performance share units x $35.05 per share value as of September 28, 2007. Termination for other reasons on or before the end of the Performance Cycle will result in forfeiture of the entire award.

(6)

Assumes the effective date of the termination is September 30, 2007 and the price per share of the Company’s stock on the date of termination is 35.05 per share, the closing price on September 28, 2007. Ms. Gordon does not meet the requirement under the restricted stock unit plans (age 55 + 5 years of service) on the effective date of the terminated and zero is entered under Voluntary Termination—Retirement.

(7)

Assumes the effective date of the termination is September 30, 2007 and the price per share of the Company’s stock on the date of termination is 35.05 per share, the closing price on September 28, 2007. All options become 100% exercisable for Change of Control, Voluntary Termination—for Good Reason, Voluntary Termination—Retirement and Death or Permanent Disability.

John M. Ryan

Senior Vice President and Chief Legal Officer

The following table sets forth compensation payable to Mr. Ryan pursuant to a letter agreement related to his retirement from the Company effective October 1, 2007.

Compensation(1)
Lump sum payments(2)	$800,000
Short-term Incentive(3)	228,500
Long-term Incentive
> FY06 Performance Share Plan(4)	0
> FY07 Performance Share Plan(5)	0
> Restricted Stock Units (Unvested and Accelerated)(6)	131,438
> Stock Options (Unvested and Accelerated)(7)	0
Benefits and Perquisites
Health and Welfare Benefit Continuation(8)	11,396
Life Insurance(9)	—

Total	$1,171,334

(1)	Assumes base salary equal of $375,000 and annual bonus target of 60% of base salary or $225,000.

(2)

Under Mr. Ryan’s agreement with the Company, he was entitled to receive, in a lump sum, an amount equal to one times his current annual base salary and annual target bonus compensation, less any applicable tax deductions and other requisite holdings. In addition, under Mr. Ryan’s agreement with the Company, he was entitled to a lump sum payment equal to $200,000 in consideration of stock options and shares that did not vest due to his retirement.

(3)	Under Mr. Ryan’s agreement with the Company, he was entitled to a bonus equal to target.

(4)

Under the terms of the fiscal year 2006 Performance Share Program Award Agreement and Mr. Ryan’s agreement with the Company, he is entitled to earned awards under this plan. The actual number of performance-based shares will be determined and granted in November 2008. At this time, the accrued value of this plan is $0, as management has determined that it is highly unlikely that any of the performance measures will be achieved.

(5)	Under the fiscal year 2007 Performance Share Program Award Agreement, this entire award is forfeited if retirement occurs prior to the end of the vesting cycle on September 30, 2009.

(6)

Mr. Ryan became fully vested in his October 3, 2005 Restricted Stock Unit award. As of his retirement date, vesting on the remaining 3,750 unvested Restricted Stock Units was accelerated. The value of these Restricted Stock Units was $131, 438 using the September 28, 2007 closing price of $35.05 per share.

(7)

None of Mr. Ryan’s unvested stock options that were granted on December 1, 2006 were accelerated and the remaining 16,500 shares will be forfeited. All other stock option awards were already fully vested in accordance with the terms of the award.

(8)	Mr. Ryan was entitled to a lump sum equal to 12 months of his wellness, health and dental credits at the current coverage level, not to exceed the COBRA premium.

(9)

Under Mr. Ryan’s agreement with the Company, he is entitled to a lump sum payment equivalent to three years premium for continuation of his current level of individual life insurance which will be converted from a group to an individual policy. The value of this payment is not yet determinable.

DIRECTORS AND OFFICERS

Biographical Information for Directors

See “Election of Directors” on page 2 of this Proxy Statement for biographical information for the directors and director nominees.

Biographical Information for Non-Director Executive Officers and Other Members of Senior Management

Bradley A. Anderson (age 46) has been Chief Information Officer since 2006. Prior to his current role he served as HR Outsourcing Technology Leader from 2002 until 2006 and as Global Benefits Technology Leader from 1998 to 2002. He joined the Company in 1983 as a programmer analyst. He currently serves on the Northern Illinois University Operations Management and Information Systems Advisory Board.

Perry O. Brandorff* (age 49) has been the President of the HR Consulting Group since 2005. Prior to his current role, Mr. Brandorff was the Manager of the Company’s Europe Region, and managed the Company’s Southwest U.S. Market Group and center in Dallas, Texas. He joined the Company in 1982 as an actuary. Mr. Brandorff is a Fellow of the Society of Actuaries and a Member of the Academy of Actuaries.

Monica M. Burmeister (age 54) has been the Global Chief of Consulting Operations since June 2007. Prior to her current role, she served as HR Consulting—North America Leader from October 2006 until June 2007, and as HR Consulting—Global Benefits Practice Leader from 2005 until October 2006. Prior to assuming that position, Ms. Burmeister managed the Retirement and Financial Management Line of Business and the Company’s actuarial practice in the Midwest U.S. Market Group. She joined the Company in 1976. She is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

Steven H. Fein (age 48) has been the Benefits Outsourcing Sales, Market, and Product Strategy Leader since April 2007. Prior to his current role, Mr. Fein served as Executive Vice President at Mercer Human Resources Services, a unit of Mercer engaged in the delivery of benefits outsourcing services from July 2005 through April 2007. Prior thereto he served in a number of management roles with Towers Perrin, Inc., a professional services firm providing human resource consulting, risk management and insurance consulting and software services, in both their technology and consulting operations from March 1987 through July 2005. He also served on the Board of Directors of Towers Perrin from January 2003 through July 2005.

Tracy Keogh * (age 46) has been the Senior Vice President—Human Resources since May 2007. Ms. Keogh served as the Chief Human Resources Officer for Bloomberg LP a provider of financial news, data and analytics to business and finance professionals in 2006. Prior thereto, she served as Vice President of Human Resources for Analog Devices, Inc. a global manufacturer of high performance integrated circuits, from April 2003 to February 2006, as Senior Vice President of Sales and Marketing for Sapient Corporation, a provider of information technology consulting services, from June 2002 to March 2003, and as Sapient’s Senior Vice President of Human Resources from June 1999 to June 2002. Ms. Keogh holds a master’s degree in business administration from Harvard Graduate School of Business Administration and a bachelor’s degree in psychology from Smith College.

Rohail A. Khan (age 41) has been the North America Benefits Outsourcing Operations Leader since June 2007. Prior thereto, he served as North America Benefits Outsourcing Leader from June, 2005 until June 2007. Prior to his current role, Mr. Khan served as President of HomeFocus, LLC, a subsidiary of Bank of America engaged in providing home loan fulfillment services from January 2004 to January 2005. Prior thereto he served as Senior Vice President Strategy and M&A for Bank of America’s Consumer Real Estate Division from October 2002 until December 2004. Before joining Bank of America in 2002, Mr. Khan served as Chief Operating Officer—North America for e-Peopleserve (now Accenture HR Services), a provider of multi-process human resources business process outsourcing services, from August 2001 until October, 2002.

*	Executive Officer as defined by Securities and Exchange Commission regulations. In addition, Russell P. Fradin and Julie S. Gordon are executive officers.

James R. Konieczny (age 46) has been the Multi Process HR/Regional Outsourcing Leader since June 2006. Prior to assuming his current role, Mr. Konieczny served as HR Outsourcing—Chief Operations Officer since 2002. Prior to assuming that position, Mr. Konieczny served as HR Outsourcing’s Leader for North America Operations from 2002 until 2004 and as HR Outsourcing’s Leader for the East Region from 1998 to 2002. Prior to joining the Company in 1987, Mr. Konieczny served in the U.S. Air Force.

Steven J. Kyono* (age 46), has been Senior Vice President, General Counsel and Secretary since October 2007. Prior to his current role, he served as Executive Vice President, General Counsel and Secretary of The BYSIS Group, Inc., a provider of outsourcing services to companies in the financial services industry, from April 2006 until August 2007. Prior to joining BYSIS, Mr. Kyono served as Staff Vice President and Associate General Counsel of Automatic Data Processing, Inc. (“ADP”), a provider of benefits and payroll processing services, from May 2004 to April 2006. Mr. Kyono previously served as ADP’s Associate General Counsel and Vice President from December 2002 to May 2004 and as Assistant General Counsel and Vice President from December 1998 to December 2002.

Matthew Levin* (age 34) has been Senior Vice President, Corporate Development and Strategy since January 2007. Prior to assuming his current role, Mr. Levin served as Senior Vice President of Corporate Development and Strategic Planning for IHS Inc., a provider of technical information and related decision support tools and services from September 2004 to September 2006. Prior to joining IHS, Mr. Levin served as Vice President, Global Operations Officer for the human capital solutions business at Hudson Highland Group, Inc., a provider of recruitment, contract professional and talent management services, from July 2003 to September 2004, and as a management consultant specializing in strategic planning and organizational effectiveness at Sibson and Company, a global human capital consulting firm. Mr. Levin holds a master’s degree in business administration from the University of Chicago and a bachelor’s degree from Northwestern University.

John J. Park* (age 46) has been the Chief Financial Officer since joining the Company in November 2005. Prior to joining the Company, Mr. Park served as Chief Financial Officer of Orbitz, Inc., an online travel company, from October 2000 until February 2005, and as acting President from November 2004 until February 2005. Prior to joining Orbitz, Mr. Park held executive positions with Sears, Roebuck and Company, including head of finance for its services and credit card businesses, and senior finance and strategy positions with Diageo PLC and PepsiCo, Inc. Mr. Park is a member of the Board of Directors of APAC Customer Services, Inc.

Roger S. Parkin (age 51) has been the Europe Consulting Leader since 2005. Prior to his current role, Mr. Parkin was the Market Group Leader—UK & Ireland Market Group from January 2004 to April 2005 and prior to that served as leader of the Company’s Retirement & Financial Management practice in the United Kingdom. Mr. Parkin joined Bacon & Woodrow in 1977, and is a Fellow of the Institute of Actuaries.

Jay C. Rising* (age 51) has been President of the Company’s HR Outsourcing Business since May 2007. Prior to joining the Company he served as President of field operations at RightNow Technologies, a provider of customer relationship management software, from October 2006 to May 2007. Prior thereto, he served as President of the National Accounts Division—Employer Services of Automatic Data Processing, Inc. (ADP), a provider of benefits and payroll processing services, from 2002 to 2006 and as Senior Vice President of Sales and Operations from 2000 to 2002.

John M. Ryan* (age 60) served as the Senior Vice President and Chief Legal Officer from July 2006 until September 2007. Prior thereto, he served as Senior Vice President—Strategy and Counsel since 2005. Prior to 2005, Mr. Ryan served as the Company’s Chief Administrative Officer since 1988 and Corporate Development

*	Executive Officer as defined by Securities and Exchange Commission regulations. In addition, Russell P. Fradin and Julie S. Gordon are executive officers.

Leader since 2001. In addition, he is the Chief Executive Officer of Hewitt Financial Services LLC and President of Hewitt International Holdings Corporation. Mr. Ryan joined the Company in 1985. Prior to that time, he spent 13 years in the private practice of law. Mr. Ryan retired October 1, 2007.

Kristi A. Savacool* (age 48) has been the Senior Vice President—Global Business Services and Technology since May 2006. Ms. Savacool joined the Company in July 2005 as Senior Vice President—Shared Business Services. Since joining the Company, her role has expanded to include responsibility for Information Technology and leadership of the Company’s Lean Program. Prior to July 2005, Ms. Savacool held a number of management positions at The Boeing Company since 1985, including most recently serving as a Vice President within Boeing’s Shared Services Group from 2001 to 2005 and Vice President and Chief Information Officer of Boeing’s Commercial Airplane Group from 1999 to 2001.

Richele A. Soja (age 46) has been the North America Consulting Leader since June 2007. Prior thereto, Ms. Soja served as North America Client Accounts Leader for the Benefits Outsourcing business from April 2005 to June 2007 and as Midwest Region Leader from April 2002 to April 2005. Ms. Soja joined Hewitt in 1991.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no reports were required, during the fiscal year ended September 30, 2007, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater-than-ten-percent beneficial owners were satisfied.

OTHER MATTERS

Stockholder Proposals

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2009 Annual Meeting of Stockholders pursuant to Rule 14a-8, “Shareholder Proposals,” of the Securities and Exchange Commission (the “SEC”) is August 16, 2008. Stockholders who wish to submit a proposal not intended to be included in the Company’s proxy statement and form of proxy but to be presented at the 2009 Annual Meeting, or who propose to nominate a candidate for election as a director at that meeting, are required by the Company’s Bylaws to provide notice of such proposal in nomination to the Secretary of the Company at the Company’s principal executive office. This notice must be delivered to the Company no later than November 1, 2008, but no earlier than October 2, 2008. This notice must contain the information required by the Company’s Bylaws.

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

*	Executive Officer as defined by Securities and Exchange Commission regulations. In addition, Russell P. Fradin and Julie S. Gordon are executive officers.

Annual Report

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, as filed with the SEC, excluding exhibits, may be obtained by stockholders without charge by written request addressed to Investor Relations, 100 Half Day Road, Lincolnshire, IL 60069 or may be accessed from the Investor Relations section of the Company’s web site, www.hewitt.com or from the SEC’s web site, www.sec.gov.

By Order of the Board of Directors

Russell Fradin
Chairman of the Board and Chief Executive Officer

December 14, 2007

APPENDIX A

Amended and Restated Global Stock

and Incentive Compensation Plan

Hewitt Associates, Inc.

Effective June 17, 2002

Amended October 31, 2006

Amended and Restated November 7, 2007

i

Hewitt Associates, Inc.

Amended and Restated Global Stock and Incentive

Compensation Plan

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. Hewitt Associates, Inc., a Delaware corporation (hereinafter referred to as the “Company”), establishes an amended and restated incentive compensation plan to be known as the Amended and Restated Global Stock and Incentive Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document.

The Plan permits the grant of Annual Management Incentive Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (“SARs”), Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Cash-Based Awards.

The Plan became effective as of June 17, 2002 (the “Effective Date”), was amended as of October 31, 2006 and, subject to stockholder approval, amended and restated as of November 7, 2008, and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate, and retain Employees and Directors of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for stockholders.

1.3 Duration of the Plan. The Plan commenced as of the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 17 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2 “Annual Management Incentive Award” means an Award granted to a Participant as described in Article 12 herein.

2.3 “Award” means, individually or collectively, a grant under this Plan of Annual Management Incentive Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Cash-Based Awards.

2.4 “Award Agreement” means either (i) an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan, or (ii) a statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

1

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cash-Based Award” means an Award granted to a Participant as described in Article 10 herein.

2.8 “Change in Control” shall occur if any of the following events occur:

(a) The acquisition by any individual, entity, or group of Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities with respect to the election of Directors of the Company;

(b) The consummation of a reorganization, merger, or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which all or substantially all of the individuals or entities who are the Beneficial Owners of the Company immediately prior to the Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of the outstanding shares of common stock of the resulting entity and of the combined voting power of the outstanding securities entitled to vote for the election of directors of such entity; or

(c) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a Director of the Company subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.10 “Committee” means any Committee appointed by the Board to administer Awards to Participants, as specified in Article 3 herein.

2.11 “Company” means Hewitt Associates, Inc., a Delaware corporation, and any successor thereto as provided in Article 20 herein.

2.12 “Covered Employee” means a Participant who is a “covered employee,” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

2.13 “Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that such Director is not an Employee of the Company.

2.14 “Employee” means any Employee of the Company, its Affiliates and/or Subsidiaries.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16 “Fair Market Value” means a price to be determined by the Committee, that is at or within the range of the high and low selling prices of a Share on the New York Stock Exchange on the date in question or, if no sales of Shares were made on said exchange on such date, on the next preceding day on which sales were made on such exchange; provided, that for purposes of determining the Option Price with respect to a grant on the date of the Company’s initial public offering of Shares, “Fair Market Value” shall mean the initial public offering price per Share negotiated between the Company and its underwriter(s).

2

2.17 “Fiscal Year” means the year commencing on October 1 and ending September 30, or other time period as approved by the Board.

2.18 “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.19 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.20 “Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.21 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.22 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.23 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.24 “Participant” means an Employee or Director who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

2.25 “Performance-Based Compensation” means the Award is qualified as Performance-Based Compensation under Code Section 162(m).

2.26 “Performance Measures” means measures as described in Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees that are designated to qualify as Performance-Based Compensation.

2.27 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.28 “Performance Share” means an Award granted to a Participant, as described in Article 9.

2.29 “Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.30 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.32 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.

2.33 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8 herein.

2.34 “Shares” means the Class A common stock of the Company, $.01 par value per share.

2.35 “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

3

2.36 “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time of the granting of an Award, each of the entities other than the last entity in the unbroken chain owns at least twenty percent (20%) of the total combined voting power in one of the other entities in such chain.

2.37 “Vesting Period” means the period when Awards are subject to forfeiture based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, at its discretion.

Article 3. Administration

3.1 General. The Board shall be responsible for administering the Plan. The Board may employ attorneys, consultants, accountants, and other persons, and the Board, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Participants, the Company, and all other interested persons.

3.2 Authority of the Board. The Board shall have full and exclusive discretionary power to interpret the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Board may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 17, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3 Delegation. The Board may delegate to a Committee any or all of the administration of the Plan. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee. The Board may delegate to one or more of its members or to one or more agents or advisors such nondiscretionary administrative duties as it may deem advisable, and the Board or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Board or such person may have under the Plan. The Board may, by resolution, authorize one or more officers of the Company to do one or both of the following: (a) designate officers and Employees of the Company, its Affiliates, and/or its Subsidiaries to be recipients of Awards; and (b) determine the size of the Award; provided, however, that the resolution providing such authorization sets forth the total number of Awards such officer or officers may grant.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be thirty-two million (32,000,000). All of the reserved Shares may be used as ISOs. Any Shares of common stock related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of common stock, or are exchanged with the Board’s permission for Awards not involving common stock, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares of common stock to the Company (by either actual delivery or by attestation), only the number of Shares of common stock issued net of the Shares of common stock tendered will be deemed delivered for purposes of determining the maximum number of Shares of common stock available for delivery under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares of common stock or credited as additional Restricted Stock, Restricted Stock Units, or Performance Shares. In addition, the Board, in

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its discretion, may establish any other appropriate methodology for calculating the number of Shares issued pursuant to the Plan. The Shares of common stock available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

Unless and until the Board determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (“Award Limits”) shall apply to grants of such Awards under the Plan:

(a) Options: The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Award granted in any one Fiscal Year to any one Participant shall be one million (1,000,000).

(b) SARs: The maximum number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one Fiscal Year to any one Participant shall be five hundred thousand (500,000).

(c) Restricted Stock/Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock/Restricted Stock Units granted in any one Fiscal Year to any one Participant shall be five hundred thousand (500,000).

(d) Performance Units/Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Fiscal Year shall be five hundred thousand (500,000) Shares, or equal to the value of five hundred thousand (500,000) Shares determined as of the date of vesting or payout, as applicable.

(e) Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Fiscal Year may not exceed three million dollars ($3,000,000) determined as of the date of vesting or payout, as applicable.

(f) Annual Management Incentive Award. The maximum aggregate amount awarded or credited in any one Fiscal Year with respect to an Annual Management Incentive Award to a Participant who is a Covered Employee shall be determined in accordance with Article 12. The maximum aggregate amount awarded or credited in any one Fiscal Year with respect to an Annual Management Incentive Award to a Participant who is not a Covered Employee shall be determined by the Board in its discretion.

4.2 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Board, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price applicable to outstanding Awards, the Award Limits, and other value determinations applicable to outstanding Awards.

Appropriate adjustments may also be made by the Board in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

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Subject to the provisions of Article 16, without affecting the number of Shares reserved or available hereunder the Board may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

It is intended that any adjustment made by the Committee under this Section 4.2 will not result in the additional tax imposed under Code Section 409A.

Article 5. Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in this Plan include all Employees and Directors.

5.2 Actual Participation. Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board, provided that ISOs shall not be granted to Directors. In addition, ISOs may not be granted following the ten-year anniversary of shareholder approval of the Plan, as amended, on January 30, 2008.

It is intended that Options will not be granted if doing so would result in the additional tax imposed under Code Section 409A.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Board shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Board; provided, however, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date the Option is granted. Notwithstanding the foregoing, for Options granted to Participants outside the United States who are non-U.S. taxpayers, the Board has the authority to grant Options at a price that is less than the Fair Market Value of the Shares on the date of grant.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Board has the authority to grant Options that have a term greater than ten years.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

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The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market), (c) by a combination of (a) and (b), or (d) any other method approved by the Board in its sole discretion at the time of grant and as set forth in the Award Agreement.

The Board also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan’s purpose and applicable law.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, Share certificates or evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Board, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment/Directorship. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or directorship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9 Transferability of Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

6.10 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, Freestanding SARs may be granted to Participants at any time and from time to time as shall be determined by the Board.

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It is intended that SARs will not be granted if doing so would result in the additional tax imposed under Code Section 409A.

Subject to the terms and conditions of the Plan, the Board shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall be no less than the Fair Market Value of a Share on the date of grant of the SAR. Notwithstanding the foregoing, for SARs granted to Participants outside the United States who are non-U.S. taxpayers, the Board has the authority to grant SARs at a price that is less than the Fair Market Value of a Share on the date of grant.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Board shall determine.

7.3 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Board, in its sole discretion, and except as determined otherwise by the Board and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Board has the authority to grant SARs that have a term greater than ten years.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Board, in its sole discretion, imposes upon them.

7.5 Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Board, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Board at its sole discretion. The Board’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.6 Termination of Employment/Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or directorship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.7 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock/Units. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in

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such amounts as the Board shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock/Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, the time and form of settlement, and such other provisions as the Board shall determine.

8.3 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Vesting Period established by the Board and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Board in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4 Other Restrictions. The Board shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

To the extent deemed appropriate by the Board, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Board, in its sole discretion shall determine.

8.5 Voting Rights. To the extent permitted or required by law, as determined by the Board, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Vesting Period. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Dividends and Other Distributions. During the Vesting Period, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Board so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Board in its sole discretion. The Board may apply any restrictions to the dividends or dividend equivalents that the Board deems appropriate. The Board, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.

8.7 Termination of Employment/Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment or directorship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

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8.8 Section 83(b) Election. The Board may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

Article 9. Performance Units/Performance Shares

9.1 Grant of Performance Units/Performance Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Board at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Board, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the time and form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Dividends and Other Distributions. At the discretion of the Board, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Board in its sole discretion.

9.6 Termination of Employment/Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment or directorship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.7 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

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Article 10. Cash-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board.

10.2 Value of Cash-Based Awards. Each Cash-Based Award shall have a value as may be determined by the Board. The Board may establish performance goals in its discretion. If the Board exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.3 Earning of Cash-Based Awards. Subject to the terms of this Plan, the holder of Cash-Based Awards shall be entitled to receive payout on the number and value of Cash-Based Awards earned by the Participant, to be determined as a function of the extent to which applicable performance goals, if any, have been achieved.

10.4 Form and Timing of Payment of Cash-Based Awards. Payment of earned Cash-Based Awards shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Board, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Cash-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the time and form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10.5 Termination of Employment/Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Cash-Based Awards following termination of the Participant’s employment or directorship with the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

Article 11. Performance Measures

Unless and until the Board proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee (other than an Annual Management Incentive Award awarded or credited pursuant to Article 12) that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Net earnings;

(b) Earnings per share;

(c) Net sales growth;

(d) Net income (before or after taxes);

(e) Net operating profit;

(f) Return measures (including, but not limited to, return on assets, capital, equity, or sales);

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(g) Cash flow (including, but not limited to, operating cash flow and free cash flow);

(h) Cash flow return on capital;

(i) Earnings before or after taxes, interest, depreciation, and/or amortization;

(j) Gross or operating margins;

(k) Productivity ratios;

(l) Share price (including, but not limited to, growth measures and total stockholder return);

(m) Expense targets; and

(n) Working capital targets.

Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Board may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Board, in its sole discretion, deems appropriate, or the Company may select Performance Measure (l) above as compared to various stock market indices. The Board also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

The Board may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward (the Board shall retain the discretion to adjust such Awards downward).

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining stockholder approval, provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Board determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Board may make such grants without satisfying the requirements of Code Section 162(m).

Article 12. Annual Management Incentive Awards

The Board may designate Company executive officers who are eligible to receive a monetary payment in any Fiscal Year based on a percentage of an incentive pool equal to five percent (5%) of the Company’s consolidated operating earnings for the Fiscal Year. The Board shall allocate an incentive pool percentage to each designated Participant for each Fiscal Year. In no event may the incentive pool percentage for any one Participant exceed thirty percent (30%) of the total pool. Consolidated operating earnings shall mean the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Extraordinary Items.

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For purposes of this Article 12, “Extraordinary Items” shall mean (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

As soon as possible after the determination of the incentive pool for a Fiscal Year, the Board shall calculate the Participant’s allocated portion of the incentive pool based upon the percentage established at the beginning of the Fiscal Year. The Participant’s Annual Management Incentive Award then shall be determined by the Board based on the Participant’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Board. In no event may the portion of the incentive pool allocated to a Participant who is a Covered Employee be increased in any way, including as a result of the reduction of any other Participant’s allocated portion.

Article 13. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 14. Deferrals

The Board may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Annual Management Incentive Awards, Performance Shares, Performance Units, and Cash-Based Awards, provided any deferral does not violate Section 409A. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 15. Rights of Employees/Directors

15.1 Employment/Directorship. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company.

Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company, its Affiliates, and/or Subsidiaries and, accordingly, subject to Article 3 and Section 17.1, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company, its Affiliates, and/or its Subsidiaries for severance payments.

15.2 Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

15.3 Rights as a Stockholder. A Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

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Article 16. Change in Control

16.1 Change in Control of the Company. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Board shall determine otherwise in the Award Agreement:

(a) Any and all Options and SARs granted hereunder shall become immediately exercisable; additionally, if a Participant’s employment or directorship is terminated for any other reason except cause within twelve (12) months of such Change in Control, the Participant shall have until the earlier of: (i) twelve (12) months following such termination date, or (ii) the expiration of the Option or SAR Term, to exercise any such Option or SAR;

(b) Any Vesting Period imposed on Restricted Stock or Restricted Stock Units shall lapse;

(c) Annual Management Incentive Awards shall be paid out based on the consolidated operating earnings of the Fiscal Year immediately preceding the year of the Change in Control or such other method of payment as may be determined by the Board at the time of the Award or thereafter but prior to the Change in Control; and

(d) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, Performance Shares, and performance-based Cash-Based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control.

(i) The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants within thirty (30) days following the effective date of the Change in Control, a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period that has elapsed prior to the Change in Control. The Board has the authority to pay all or any portion of the value of the Shares in cash.

(ii) Awards denominated in cash shall be paid pro rata to Participants in cash within thirty (30) days following the effective date of the Change in Control, with the proration determined as a function of the length of time within the Performance Period that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

16.2 Sale of a Division of the Company. Notwithstanding any other provisions of this Plan, if there is a sale of a division of the Company, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Board shall determine otherwise in the Award Agreement with respect to any Employee of such division, the following shall apply with respect to any Employee of such division whose employment by the Company is terminated as a result of the sale of said division or any Employee of such division who remains employed by the Company after the sale of the division but who is terminated by the Company (other than a termination for cause as defined in the applicable Award Agreement) within twenty-four (24) months of the sale of said division:

(a) Any and all Options and SARs granted hereunder shall become immediately vested and exercisable, and shall remain exercisable until the earlier of: (i) twelve (12) months following the effective date of the Employee’s termination of employment with the Company, or (ii) the expiration of the Option or SAR Term;

(b) Any Vesting Period imposed on Restricted Stock or Restricted Stock Units shall lapse;

(c) Annual Management Incentive Awards shall be paid out based on the consolidated operating earnings of the Fiscal Year immediately preceding the year of an Employee’s termination of employment with the Company, or such other method of payment as may be determined by the Board at the time of the Award or thereafter but prior to the sale of the division; and

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(d) The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, Performance Shares, and performance-based Cash-Based Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the date of the Employee’s termination of employment due to the sale of the division.

(i) The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Employee’s termination of employment, and there shall be paid out to Participants within thirty (30) days following the effective date of the Employee’s termination of employment a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period that has elapsed prior to the termination of employment. The Board has the authority to pay all or any portion of the value of the Shares in cash.

(ii) Awards denominated in cash shall be paid pro rata to Participants in cash within thirty (30) days following the effective date of the termination of employment, with the proration determined as a function of the length of time within the Performance Period that has elapsed prior to the termination of employment, and based on an assumed achievement of all relevant targeted performance goals.

For purposes of this Section 16.2, sale of a division means a sale of any segment of the Company and its subsidiaries if the gross revenue of the segment exceeds twenty percent (20%) of the consolidated gross revenues of the Company and its subsidiaries for the immediately prior fiscal year. A cessation of operation of a division shall not constitute a sale. For the purpose of this Section 16.2, subsidiaries means ownership, directly or indirectly, by the Company, of more than fifty percent (50%) of the outstanding voting shares or the total combined voting power of any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company.

16.3 Section 409A. Notwithstanding anything to the contrary under Section 16.1 or Section 16.2, if a Change in Control or sale of a division of the Company does not meet the definition of a Change in Control under Section 409A, and if a payment under either of these sections would result in the imposition of the additional tax under Section 409A, then such payment will occur at the time otherwise specified under the related Award Agreement.

Article 17. Amendment, Modification, Suspension, and Termination

17.1 Amendment, Modification, Suspension, and Termination. The Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part. The Board may also require that payments of nonqualified deferred compensation (as defined under Code Section 409A) be delayed in accordance with Section 1.409A-2(b)(7). Notwithstanding anything herein to the contrary, without the prior approval of the Company’s stockholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option. No amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.

17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

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It is intended that any adjustment made by the Committee under this Section 17.2 will not result in the additional tax imposed under Code Section 409A.

17.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 18. Withholding

18.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

Article 19. Indemnification

Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 20. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21. General Provisions

21.1 Forfeiture Events. The Board may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or

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performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, or its Subsidiaries.

21.2 Legend. The certificates for Shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer of such Shares.

21.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan.

21.6 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

21.7 Listing. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national securities laws, stock exchange, or automated quotation system.

21.8 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.9 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.10 Investment Representations. The Board may require each person receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

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21.11 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have Employees or Directors, the Board, in their sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b) Determine which Employees or Directors outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws;

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.11 by the Board shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

21.12 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.13 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

The Plan is not intended to be subject to ERISA.

21.14 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.15 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Illinois, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Illinois, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

21.16 Deferred Compensation. It is intended that any Award made under this Plan that results in the deferral of compensation (as defined under Code Section 409A) complies with the requirements of Code Section 409A.

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C123456789

	000004	000000000.000000 ext	000000000.000000 ext
MR A SAMPLE		000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)		000000000.000000 ext	000000000.000000 ext
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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

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VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on January 30, 2008.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

•       Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•       Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

	For	Withhold		For	Withhold		For	Withhold
1. Election of Directors:

01 - Russell P. Fradin	☐	☐	02 - Cheryl A. Francis	☐	☐	03 - Alex J. Mandl	☐	☐

04 - Thomas J. Neff	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To approve the Amended and Restated Global Stock and Incentive Compensation Plan.	☐	☐	☐	3. Ratification of Ernst & Young LLP as Independent Public Accountants.	☐	☐	☐

4. To transact such business as may properly come before the meeting or any adjournment or postponement thereof.

B Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if	☐
you plan to attend the
Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

C 1234567890 J N T 42 C V 0 1 5 7 9 1 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — HEWITT ASSOCIATES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

January 30, 2008

This Proxy is Solicited on Behalf of the Board of Directors of Hewitt Associates, Inc.

The undersigned hereby appoints Steven J. Kyono, Jeffrey C. Everett and Peter E. Ross, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock of Hewitt Associates, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Hewitt Associates, Inc., to be held at the Company’s offices at 4 Overlook Point, Lincolnshire, Illinois on Wednesday, January 30, 2008 at 9:00 a.m. Central time, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need to be checked.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE Your vote is important. Please vote immediately.
SEE REVERSE SIDE		SEE REVERSE SIDE

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

	For	Withhold		For	Withhold		For	Withhold
1. Election of Directors:

01 - Russell P. Fradin	☐	☐	02 - Cheryl A. Francis	☐	☐	03 - Alex J. Mandl	☐	☐

04 - Thomas J. Neff	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To approve the Amended and Restated Global Stock and Incentive Compensation Plan.	☐	☐	☐	3. Ratification of Ernst & Young LLP as Independent Public Accountants.	☐	☐	☐

4. To transact such business as may properly come before the meeting or any adjournment or postponement thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X 0 1 5 7 9 1 2

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — HEWITT ASSOCIATES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

January 30, 2008

This Proxy is Solicited on Behalf of the Board of Directors of Hewitt Associates, Inc.

The undersigned hereby appoints Steven J. Kyono, Jeffrey C. Everett and Peter E. Ross, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock of Hewitt Associates, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Hewitt Associates, Inc., to be held at the Company’s offices at 4 Overlook Point, Lincolnshire, Illinois on Wednesday, January 30, 2008 at 9:00 a.m. Central time, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need to be checked.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE Your vote is important. Please vote immediately.	SEE REVERSE SIDE